RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of January 17, 2007

among

THE MILLS LIMITED PARTNERSHIP,
as Borrower

THE MILLS CORPORATION, as Parent

CERTAIN OF ITS SUBSIDIARIES,
as Guarantors

VARIOUS LENDERS

BROOKFIELD ASSET MANAGEMENT INC.,
as Administrative Agent and Collateral Agent

________________________________________________________

Senior Secured Revolving and Term Loan Facility
________________________________________________________

RESTATED CREDIT AND GUARANTY AGREEMENT

          This RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of January 17, 2007, is entered into by and among THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), THE MILLS CORPORATION, a Delaware corporation (“Parent”), as Guarantor, CERTAIN SUBSIDIARIES OF PARENT, as Guarantors, the Lenders party hereto from time to time, BROOKFIELD ASSET MANAGEMENT INC. (as successor by assignment to Goldman Sachs Mortgage Company, “BAMI”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”) and BAMI, as Lead Arranger, Sole Book Runner, and as Syndication Agent (in such capacities, “Syndication Agent”). This Restated Credit and Guaranty Agreement amends and restates the Credit and Guaranty Agreement dated May 19, 2006, as the same was amended from time to time prior to the date hereof (as so amended, the “Original Credit Agreement”).

RECITALS:

     WHEREAS, capitalized terms used in these Recitals and not defined shall have the respective meanings set forth for such terms in Section 1.1 hereof;

     WHEREAS, Lenders have made certain term loans to Borrower on the Closing Date in an aggregate amount of $1,483,710,111 pursuant to the terms of the Original Credit Agreement, the proceeds of which were used: (i) to prepay certain existing indebtedness, including payment in full of the outstanding obligations under the Existing Credit Agreements and cash-collateralizing certain outstanding letters of credit, (ii) to pay fees and expenses in connection with the Original Credit Agreement and the transactions contemplated thereby, (iii) to fund in full an interest reserve and (iv) to provide for the ongoing working capital requirements and general corporate purposes of Borrower and its Subsidiaries in accordance with the Approved Budget;

     WHEREAS, subsequent to the Closing Date, Lenders made certain additional term loans to Borrower in an aggregate amount of $50,000,000;

     WHEREAS, as of the Amendment Effective Date, the outstanding principal balance of all Term Loans is $1,053,379,533.33;

     WHEREAS, Lenders have agreed, effective on the Amendment Effective Date, to provide to Borrower a revolving loan facility in an aggregate amount not to exceed $500,000,000;

     WHEREAS, Borrower has secured all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries and Minority Holdings (to the extent such pledge of Capital Stock is permitted by the terms of any agreement, instrument or organizational document binding on any Group Member in effect on the date hereof, including any consent or waiver obtained from time to time with respect thereto); and

     WHEREAS, Guarantors have guarantied the obligations of Borrower hereunder and secured their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of their assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries and Minority Holdings (to the extent such pledge of Capital Stock is permitted by the terms of any agreement, instrument or organizational document binding on any Group Member in effect on the date hereof, including any consent or waiver obtained from time to time with respect thereto).

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS AND INTERPRETATION

     1.1     Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          “Account” has the meaning given to such term in the UCC.

          “Act” as defined in Section 4.28.

          “Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

          “Additional Agent” means any Lender or its Affiliate which may be designated by the Administrative Agent as an agent (including as documentation agent) with respect to this Agreement.

          “Administrative Agent” as defined in the preamble hereto.

          “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Group Member) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Controlled Group Member, threatened against or adversely affecting any Group Member or property of any Group Member.

          “Affected Lender” as defined in Section 2.14(b) .

          “Affected Loans” as defined in Section 2.14(b) .

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          “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, that Kan Am shall be deemed not to be an Affiliate of the Credit Parties.

          “Agent” means each of Administrative Agent, Syndication Agent, the Collateral Agent and each Additional Agent, if any.

          “Aggregate Amounts Due” as defined in Section 2.13.

          “Aggregate Exposures” means, as of any date of determination, the Exposures of all Lenders as of such date.

          “Aggregate Loan Amount” means the sum of (i) $1,053,379,533.33, being the aggregate amount of the Term Loans outstanding on the Amendment Effective Date plus (ii) $500,000,000, being the aggregate amount of the Commitments.

          “Aggregate Payments” as defined in Section 7.2.

          “Agreement” means the Original Credit Agreement, as amended and restated by this Restated Credit and Guaranty Agreement, and as it may be further amended, supplemented or otherwise modified from time to time.

          “Allocable to Borrower” means, with respect to any amount or liability with respect to any Group Member, the portion of such amount or liability corresponding to Borrower’s percentage interest therein consistent with the methodology used in calculating such percentage interests in Schedule I.

          “Amendment Effective Date” means as defined in Section 3.1.

          “Annualized Interest Expense” means, (a) the sum (without duplication), in each case determined with respect to the month most recently ended prior to such date of the total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of (i) Borrower and (ii) to the extent Allocable to Borrower, each other Group Member, in each case, paid or accrued in accordance with GAAP during such period with respect to Total Indebtedness, in each case, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts payable in connection with the GS Fee Letter, divided by (b) the number of days in such month and multiplied by 365 (or 366, if applicable).

          “Applicable Margin’’ means 2.75% per annum; provided, however, that on and after the occurrence of a Termination Event (other than a Termination Event pursuant to Section 7.1(c) of the Merger Agreement), the Applicable Margin shall be increased by 3.00% per annum to 5.75%; and provided, further, that, with respect to the Capitalized Portion of the Loans, the Applicable Margin shall be increased by an additional 3.00% per annum.

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          “Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency Liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          “Approved Budget” means the budget separately agreed to and approved by Borrower and the Administrative Agent as of the date hereof setting forth the projected line items for income and expenditure (including any Restricted Payments) of Borrower and the other Group Members during the term of the Loans, as may be amended, supplemented, extended or otherwise modified from time to time, in each case (i) to the extent expressly permitted by this Agreement, (ii) to adjust the Approved Budget, in a manner mutually satisfactory to the Borrower and the Administrative Agent, for the fees payable to GS under the GS Fee Letter and the Closing Fee payable to the Administrative Agent, in each case to the extent not otherwise reflected in the Approved Budget, or (iii) otherwise with the approval of the Administrative Agent, which shall not be unreasonably withheld or denied.

          “Approved Securities Intermediary” means a financial institution selected or approved by Administrative Agent which is a securities intermediary pursuant to the UCC.

          “Approved Deposit Account” means a Deposit Account subject to an effective Control Agreement that is maintained by a Credit Party with a Deposit Account Bank. “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

          “Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor) (other than a Permitted Lease), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Group Member’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including any Capital Stock owned by any Group Member), but excluding any casualty event, condemnation or taking by eminent domain.

          “Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

          “Assignment Effective Date” as defined in Section 10.6(b) .

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          “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief operating officer, one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer.

          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

          “Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          “Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

          “Block 37” means that certain development site owned by a Limited Guarantor located at 108 North State Street, Chicago, Illinois on which an office, retail and residential development project is to be constructed in cooperation with the City of Chicago and the Chicago Transit Authority.

          “Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          “Borrower” as defined in the preamble hereto.

          “Borrowing Base” means, on any date of determination, the aggregate value of the Borrowing Base Collateral calculated in accordance with the methodology used under the Original Credit Agreement.

          “Borrowing Base Collateral” means all Collateral (including Cash and Cash Equivalents solely to the extent held in Approved Deposit Accounts or Control Accounts which secures the Obligations pursuant to a perfected First Priority Lien).

          “Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          “Capital Expenditures” means expenditures not constituting Development Expenditures or Expansion and Redevelopment Expenditures of any Controlled Group Member that, are capitalized in accordance with GAAP or similar items reflected in the consolidated statement of cash flows of such Group Member. For purposes of Section 5.20, (i) the amount Capital Expenditures permitted pursuant to the Approved Budget (without giving effect to any permitted variances) shall be the aggregate amount of expenditures permitted under the categories of 100% Gross Capital Expenditures –Wholly Owned”, “100% Gross Capital Expenditures – KanAm JV” and “100% Gross Capital Expenditures – Non KanAm JV” and (ii) the aggregate amount of expenditures permitted pursuant to the Approved Budget under the category “Corporate CapEx” shall not constitute Capital Expenditures.

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          “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          “Capitalization Rate” means, with respect to any property or business of Parent and each other Group Member, the applicable capitalization rate set forth in Schedule I.

          “Capitalized Portion” as defined in Section 2.5(d) .

          “Cash” means money, currency or a credit balance in any demand or Deposit Account.

          “Cash Controlled Minority Holding” means any Minority Holding for which Parent or Borrower, directly or indirectly, controls or has the power to cause the proceeds from operations, dispositions, indebtedness, equity issuances or liquidations of such Minority Holding to be distributed to Borrower without violating any Contractual Obligation of such Minority Holding existing on the Closing Date.

          “Cash Equivalents” means, as at any date of determination:

          (i) Securities issued or directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof);

          (ii) unrestricted domestic and LIBOR certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s (any such bank an “Approved Bank”), maturing within one year from the date of acquisition;

          (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition;

          (iv) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; and

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          (v) investments in money market funds substantially all the assets of which are comprised of securities of the any type described in any one or more of clauses (i) through (iv) above, but without regard to the maturity date of the underlying assets of any such money market fund.

          “Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

          “Change of Control” means, at any time, (i) Parent shall cease (a) to be the sole general partner of Borrower or (b) to beneficially own and control at least 85% on a fully diluted basis of the economic and voting interests in the Capital Stock of Borrower (excluding the economic interests in respect of Borrower’s Series D Preferred Units under the Existing Preferred Interests outstanding on the date hereof); provided, that such percentage shall be reduced to 51% to the extent necessary to permit the issuance of Capital Stock of Borrower to Kan Am as consideration for Capital Stock of any Minority Holding received by Borrower or its subsidiaries from Kan Am pursuant to the exercise by Kan Am of its put rights and other comparable rights pursuant to Contractual Obligations in effect on the date hereof; (ii) any Person (including a Person’s Affiliates and associates) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Parent (a) shall have acquired beneficial ownership of at least 40% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Parent or Borrower, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Parent; (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons who either (a) were members of the board of directors of Parent on the date hereof or (b) were nominated for election by the board of directors of Parent, a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors; or (iv) the closing of a M&A Transaction; provided, however, that in no event shall the execution, delivery or performance of the Merger Agreement constitute a Change of Control.

          “Chicago Redevelopment Agreement” means the 108 North State Street Redevelopment Agreement, dated as of October 15, 2005, by and between the City of Chicago, an Illinois municipal corporation, and Block 37, L.L.C., a Delaware limited liability company.

          “Closing Fee” as defined in Section 2.7.

          “Closing Date” means May 19, 2006.

          “Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          “Collateral Agent” as defined in the preamble hereto.

          “Collateral Documents” means the Pledge Agreement, each Mortgage, all Control Agreements and all other instruments, mortgages, control agreements, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

          “Commitment” means, with respect to any Lender, the obligation of such Lender to make Revolving Loans pursuant to the terms and conditions of this Agreement, which shall not exceed

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the principal amount set forth opposite such Lender’s name on the signature pages hereof or in the Assignment Agreement by which it became (or becomes) a Lender, as such may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement; and “Commitments” means the aggregate principal amount of the Commitments of all Lenders, which principal amount shall not exceed Five Hundred Million Dollars ($500,000,000), as such amount may be reduced from time to time as provided in this Agreement.

          “Commitment Period” means the period from the Amendment Effective Date, to but excluding the Commitment Termination Date.

          “Commitment Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date the Commitments are permanently reduced to zero pursuant to Section 2.9(b), and (iii) the date of the termination of the Commitments pursuant to Section 8.1.

          “Commodity Account” has the meaning given to such term in the UCC.

          “Company Deposit Account” means each Deposit Account owned by a Credit Party, other than the Concentration Account.

          “Company Material Adverse Effect” has the meaning given to such term in the Merger Agreement.

          “Completed Financial Statements” means (a) the Consolidated balance sheets of Parent and its Subsidiaries as at the end of Fiscal Year 2006 and the related Consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year together with a Financial Officer Certification and a Narrative Report with respect thereto and (b) with respect to such Consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to Administrative Agent (which report shall state that such Consolidated financial statements fairly present, in all material respects, the Consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards).

          “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C, including demonstrating compliance with the financial covenants in Section 6.8 for the relevant period and date.

          “Concentration Account” means the Deposit Account No. 375-2260263 maintained by Borrower at Bank of America, N.A., or such replacement Deposit Account as may be required pursuant to this Agreement from time to time, for the purposes of holding proceeds from operations and other business activities of the Group Members, which in each case is in the name of Borrower and is subject to a Control Agreement.

          “Consolidated” means consolidated in accordance with GAAP.

          “Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent

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governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

          “Contingent Obligations” means, as applied to any Person, (a) the Indebtedness of the type specified in clauses (vi), (vii), (viii) and (x) of the definition of “Indebtedness” and obligations (to the extent contingent) of the type specified in clause (ix) of such definition and (b) liabilities which are, or are required to be, recorded under Statement of Financial Accounting Standard No. 5 for loss contingencies.

          “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          “Contributing Guarantors” as defined in Section 7.2.

          “Control Account” means a Securities Account or Commodity Account that is the subject to an effective Control Agreement and that is maintained by any Credit Party with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

          “Control Agreement” means an agreement in form and substance satisfactory to Administrative Agent to perfect security interests in Deposit Accounts or Securities Accounts with an Deposit Account Bank or an Approved Securities Intermediary, as applicable.

          “Controlled Foreign Corporation” as defined in the Pledge and Security Agreement.

          “Controlled Group Member” means Borrower, Parent, Borrower’s Subsidiaries, each Cash Controlled Minority Holding and each Controlled Minority Holding.

          “Controlled Minority Holding” means any Minority Holding for which Parent or any of its Subsidiaries is a general partner, managing member or otherwise generally controls the management and affairs of such Minority Holding.

          “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.11.

          “Coverage Ratio” means the ratio, as of the last day of any month, of (i) the sum of Net Operating Income and Management Fee Income less General & Administrative Expenditures to (ii) the sum of Annualized Interest Expense and Kan Am Preferred Payments, in each case (other than with respect to Annualized Interest Expense) for the trailing twelve-month period ending on such day.

          “Covered Period” as defined in Section 5.18.

          “Credit Date” means the date of a Credit Extension.

          “Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents and all other documents, instruments or agreements executed and delivered by a Credit Party

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for the benefit of any Agent or any Lender in connection with any of the foregoing; provided, however, that in no event shall (i) the GS Fee Letter or (ii) the Merger Agreement or any agreement associated therewith constitute a Credit Document.

          “Credit Extension” means the making of any Loan.

          “Credit Party” means each Group Member from time to time party to a Credit Document.

          “Credit Rating” means the publicly announced senior unsecured debt rating of a Person given by Moody’s or S&P.

          “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with any Controlled Group Member’s operations and not for speculative purposes.

          “CVS Portfolio Debt” means all Indebtedness in connection with the single tenant net lease properties owned by the Subsidiaries of Borrower that are operated by third parties as CVS pharmacies as indicated on Schedule V.

          “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          “Del Amo” means that certain parcel of land, and improvements thereon owned by Del Amo Fashion Center Operating Company, L.L.C., located in Torrance, California, which parcel and improvements are designated for additional improvements, and which are currently operated as Del Amo Fashion Center.

          “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          “Deposit Account Bank” means a bank or other financial institution selected or approved by Administrative Agent.

          “Development Assets” means the development projects set forth on Schedule VI.

          “Development Expenditures” means, for any period, the aggregate amount of expenses incurred during such period by Borrower and each other Group Member in connection with the development projects set forth under the heading “Development Expenditures” in the Approved Budget (determined consistent with past practice).

          “Dollars” and the sign “$” mean the lawful money of the United States of America.

          “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

          “Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof),

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and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided (a) no Affiliate of any Group Member shall be an Eligible Assignee and (b) (other than with the consent of Borrower, in its sole discretion) no Excluded Lender shall be an Eligible Assignee, unless (in the case of this clause (b)) such assignment occurs following the occurrence and during the continuation of an Event of Default; provided, further, that each Eligible Assignee is required to make the representations and warranties set forth in Sections 10.6(e) and (i) as a condition to becoming a Lender.

          “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Controlled Group Member or any of their respective ERISA Affiliates.

          “Enforcement Action” means any action by any one or more of the Lenders or Agents to (a) demand, sue for, take or receive from or on behalf of any Credit Party, by set-off or in any other manner (including, without limitation, by blocking access to, or otherwise exercising any remedy with respect to, the funds on deposit in any Approved Deposit Account or Deposit Account) , the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Obligations, (b) exercise any remedy with respect to assets that is permitted under any Collateral Document only following the occurrence of any Default or Event of Default, (c) initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Credit Documents with respect to the Collateral, (d) accelerate the Obligations, or (e) commence a Reorganization with respect to any Credit Party, including, without limitation, by filing or joining with any others in filing, any (i) petition under or in respect of any Reorganization with respect to such Credit Party or (ii) application for or the appointment of any administrator or receiver in connection with any Reorganization with respect to any Credit Party.

          “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order by any Governmental Authority or other third-Person or other governmental order or directive (conditional or otherwise), arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          “Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Group Member or any Facility.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated)

11

which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Controlled Group Member shall continue to be considered an ERISA Affiliate of such Controlled Group Member within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Controlled Group Member and with respect to liabilities arising after such period for which such Controlled Group Member could be liable under the Internal Revenue Code or ERISA.

          “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Controlled Group Member or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Controlled Group Member or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Controlled Group Member or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Controlled Group Member or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Controlled Group Member or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Controlled Group Member or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Controlled Group Member or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          “Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

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          “Event of Default” means each of the conditions or events set forth in Section 8.1.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          “Excluded Lender” means each Person set forth on a schedule agreed to by Borrower and Administrative Agent prior to the Amendment Effective Date and on file with Administrative Agent.

          “Exempt Subsidiary” means any Subsidiary of Parent (other than Borrower) which directly or indirectly owns Capital Stock in any Group Member which owns a Material Real Estate Asset and the Capital Stock of such Group Member is pledged as Collateral to the Collateral Agents in accordance with the terms of and priorities set forth in the Credit Documents.

          “Existing Agreed Default” means each breach or default under existing Indebtedness of any Controlled Group Member resulting from a failure to deliver required financial statements during Fiscal Year 2006 (and periods prior thereto) and set forth on Schedule IV so long as no such breach or default has resulted in acceleration of all or a portion of such Indebtedness.

          “Existing Credit Agreements” means (i) the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 17, 2004, as amended, among Borrower, JPMorgan Chase, N.A., as administrative agent, and the lenders from time to time party thereto, (ii) the Term Loan Agreement, dated as of January 5, 2006, as amended, between Borrower and JPMorgan Chase Bank, N.A., as administrative agent and lender, (iii) the Construction Loan Agreement, dated as of February 4, 2004, by and among Cincinnati Mills, L.L.C. as borrower, U.S. Bank National Association, as administrative agent, and certain other lenders, in the original principal amount of $122,000,000, as amended by that certain Modification Agreement, dated as of February 17, 2004, by and among the parties to such construction loan agreement, as further amended by that certain Second Modification Agreement, dated as of July 30, 2004, by and among Parent and Borrower, collectively, as guarantor, and the parties to the construction loan agreement and (iv) the Equipment Loan and Security Agreement, dated as of July 21, 2000, as amended, among GMAC Commercial Mortgage Corporation, as lender, and Mainstreet Retail Limited Partnership and Mainstreet Retail, Inc., as borrowers.

          “Existing Indebtedness” means Indebtedness and other obligations outstanding under the Existing Credit Agreements.

          “Existing Preferred Interests” means (i) each outstanding series of cumulative preferred stock of Parent and the underlying series of preferred operating partnership units of Borrower and (ii) the Trust Preferred Securities 2006-1 issued on February 1, 2006 by Mills Trust Preferred Securities 2006-1, a Delaware statutory trust formed as a wholly owned financing subsidiary of Borrower.

          “Expansion and Redevelopment Expenditures” means, for any period, the aggregate amount of expenses incurred during such period by Borrower and each other Group Member in connection with the expansion, redevelopment and remodeling programs set forth under the heading “Expansion, Redevelopment and Remodel Programs” in the Approved Budget (determined consistent with past practice).

          “Exposure” means, with respect to any Lender, as of any date of determination, such Lender’s Revolving Loan Exposure and Term Loan Exposure as of such date.

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          “Extraordinary G&A Expenditures” means, for any period, the aggregate amount of (i) non-recurring general and administrative expenditures of the type identified as “Extraordinary G&A” (including professional fees incurred in connection with the Restatement and Related Matters, the financing pursuant to this Agreement and the reduction in force compensation or severance compensation (determined consistent with past practice), (ii) “Corporate CapEx” and (iii) Specified Stock Repurchase Payments.

          “Facility” means any Real Estate Asset (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Controlled Group Member or any of their respective predecessors or Affiliates.

          “Fair Share” as defined in Section 7.2.

          “Fair Share Contribution Amount” as defined in Section 7.2.

          “Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

          “Financial Assets” as defined in the Pledge and Security Agreement.

          “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, vice president –finance, or executive vice president – finance and accounting of Parent, on behalf of Parent and Borrower, that such financial statements fairly present, in all material respects, the financial condition of Parent and Borrower as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

          “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

          “Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

          “Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards.

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          “FoodBrand” means, collectively, FoodBrand, L.L.C., a Delaware limited liability company, FoodBrand Franklin Mills, L.L.C., a Delaware limited liability company and FoodBrand Management Company, L.L.C., a Delaware limited liability company, and each of their respective Subsidiaries.

          “Fourth Amendment” means the fourth amendment to this Agreement, dated as of December 29, 2006.

          “Funding Guarantor” as defined in Section 7.2.

          “Funding Notice” means a notice substantially in the form of Exhibit A.

          “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

          “General & Administrative Expenditures” means, for any period, the aggregate amount of expenses incurred during such period by Borrower and each other Controlled Group Member in connection with performing general and administrative activities in the ordinary course of business (determined consistent with past practice) including Extraordinary G&A Expenditures and expenditures not otherwise falling within the categories of expenditure described in Sections 5.20(c)(i)(B) through (G); provided, however, that for purposes of calculating the Coverage Ratio, “General & Administrative Expenditures” shall exclude Extraordinary G&A Expenditures.

          “General Intangible” has the meaning given to such term in the UCC.

          “Goldman Sachs” means Goldman, Sachs & Co.

          “Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

          “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          “Grantor” each Person identified as a “Grantor” in any Pledge Agreement.

          “Group Member” means Parent, Borrower, each Subsidiary of Parent and each Minority Holding.

          “GS Fee Letter” means the Fee Letter, dated May 1, 2006, among Parent, Borrower, GSMC and Goldman Sachs & Co., as modified by that certain Fee Letter Supplement, dated as of the date hereof, together with any amendments or supplements thereto, including, without limitation, the Supplement No. 2 to Fee Letter, dated as of August 25, 2006, and the Supplement No. 3 to Fee Letter, dated as of December 29, 2006.

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          “GSMC” means Goldman Sachs Mortgage Company.

          “Guaranteed Obligations” as defined in Section 7.1.

          “Guarantor” means Parent, Borrower and each other Controlled Group Member party to this Agreement or that becomes party to this Agreement.

          “Guarantor Subsidiary” means each Guarantor other than Parent.

          “Guaranty” means the guaranty of each Guarantor set forth in Section 7.

          “Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          “Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty entered into on or after the date hereof in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of any the Controlled Group Members’ businesses.

          “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

          “Immaterial Subsidiary” means each Subsidiary of Parent (other than Borrower) that has (i) annual revenues of less than $5,000,000 individually and less than $50,000,000 in the aggregate for all such Subsidiaries and (ii) total assets (including the Capital Stock of other Subsidiaries) of less than $5,000,000 individually and less than $50,000,000 in the aggregate for all such Subsidiaries.

          “Improvements” means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently or hereafter located thereon and used in the operation thereof, excluding (i) any such items owned by utility service providers, (ii) any such items owned by tenants or other third-parties and (iii) any items of personal property.

          “Increased-Cost Lender” as defined in Section 2.18.

          “Indebtedness” means, as applied to any Person, (without duplication):

          (i)     all indebtedness for borrowed money;

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          (ii)     that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP and the present value of future rental payments under all synthetic leases;

          (iii)     notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

          (iv)     any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument;

          (v)     all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of such Person;

          (vi)     the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

          (vii)     the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;

          (viii)     any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid, performed or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof (including to purchase Property, securities or services primarily for the such purpose);

          (ix)     any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the capital, solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above;

          (x)     any obligation of such Person to reimburse, indemnify or otherwise protect any other Person for any advance of funds, issuance of a letter of credit or undertaking of other obligations by such person for the benefit of the primary obligor;

          (xi)     all obligations of such Person in respect of any exchange traded or over the counter derivative transaction (including any Interest Rate Agreement and Currency Agreement), whether entered into for hedging or speculative purposes; and

          (xii)     all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of such Person (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference).

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          “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), reasonable out-of-pocket costs (including the reasonable out-of-pocket costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the invoiced reasonable fees and disbursements of outside counsel for Indemnitees), in each case, in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or the disbursement of funds to vendors or other Persons as contemplated by Section 5.18) or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Controlled Group Member; provided, however, that “Indemnified Liabilities” shall not include any liabilities, obligations, losses, damages, penalties, claims, costs, expenses or disbursements of any kind or nature whatsoever in connection with (1) the Merger Agreement or the transactions contemplated thereby or (2) any action or omission required to be taken by Parent, Borrower or any of its Subsidiaries pursuant to the terms of the Merger Agreement, or pursuant to the express written request of BAMI or any of its Affiliates made pursuant to the terms of the Merger Agreement.

          “Indemnitee” as defined in Section 10.3.

          “Intercompany Note” means a subordinated intercompany promissory note, in the form of Exhibit L or otherwise in form and substance (including with respect to subordination provisions) satisfactory to Administrative Agent.

          “Interest Payment Date” means the first Business Day of each month, commencing on the first such date to occur after the Amendment Effective Date, and the Maturity Date (or such later date on which the Loans are paid in full).

          “Interest Period” means, in connection with any specified Interest Payment Date, the period from and including the preceding Interest Payment Date to but excluding such specified Interest Payment Date.

          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Controlled Group Members’ operations and not for speculative purposes.

          “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

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          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          “Investment” means (i) any direct or indirect purchase or other acquisition by any Controlled Group Member of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Controlled Group Member from any Person of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than (i) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and (ii) tenant allowances and inducements, in each case, in the ordinary course of business) or capital contributions by any Controlled Group Member to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          “Investment Grade” means (i) with respect to Moody’s a Credit Rating of Baa3 or higher and (ii) with respect to S&P, a Credit Rating of BBB- or higher.

          “Involuntary Event of Default” means an Event of Default (other than an Event of Default specified in Section 8.1(f) or 8.1(g)) which did not occur as a result of a willful and intentional breach by any Credit Party.

          “Kan Am” means Kan Am US, Inc. and all of its Subsidiaries and Affiliates.

          “Kan Am Preferred Payments” means, for any period, the aggregate payments made by Kan Am and guaranteed by Parent or any of its Subsidiaries during such period as a “Construction Period Preference”, as such term is defined in each of (i) the Amended and Restated Agreement of Pittsburgh Mills Limited Partnership, (ii) the Amended and Restated Limited Partnership Agreement of Sugarloaf Mills Mezzanine Limited Partnership, or (iii) the Amended and Restated Limited Partnership Agreement of St. Louis Mills Limited Partnership.

          “Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

          “Lead Arranger” as defined in the preamble hereto.

          “Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property constituting a Material Real Estate Asset.

          “Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a joinder agreement.

          “Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing

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Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

          “Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities; provided, that restrictions on the sale of Capital Stock of the Group Members that may be imposed by federal and state securities laws shall not in and of themselves constitute a Lien for purposes of this Agreement.

          “Limited Guarantor” means each of Block 37 Office, L.L.C., a Delaware limited liability company, 108 North State Street II, L.L.C., a Delaware limited liability company, Block 37 Residual LLC, a Delaware limited liability company and Block 37, L.L.C., a Delaware limited liability company.

          “Loans” means the Term Loans and the Revolving Loans.

          “LTV Ratio” means, at any time, the ratio, expressed as a percentage, of Total Indebtedness to Total Asset Value at such time.

          “M&A Transaction” means an Asset Sale or other disposition of all or substantially all of Parent’s, Borrower’s and its Subsidiaries’ Capital Stock and/or their respective assets.

          “Management Fee Income” means, for any period, all gross revenues, income, fees and other amounts earned and paid to a service provider during such period (without regard to any General & Administrative Expenditures or other expenses) pursuant to any management agreements, sponsor agreements, service agreements or similar arrangements relating to any Property and to which a Group Member is party, in each case to the extent Allocable to Borrower.

          “Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

          “Material Adverse Change” means:

          (a) prior to the occurrence of a Termination Event, any change, event, development or effect that has a material adverse effect on (A) the legality, validity, binding effect or enforceability against any Credit Party (other than an Immaterial Subsidiary) of a material Credit Document to which it is a party; or the material legal rights and remedies, available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document or (B) the business, assets, continuing results of operations or financial condition of Parent and its Subsidiaries, taken as a whole; provided, however, that no change or effect resulting from any of the following shall constitute, or be taken into account in determining whether there is or has been, a Material Adverse Change:

          (i)     changes in conditions affecting the real estate industry generally, the United States of America or the global economy;

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          (ii)     general political, economic or business conditions or changes therein (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God);

          (iii)     general financial or capital market conditions, including interest rates, or changes therein;

          (iv)     any changes in applicable Law (as defined in the Merger Agreement), rules, regulations, or GAAP or other accounting standards, or authoritative interpretations thereof, after the date of this Agreement;

          (v)     the negotiation, execution, announcement or performance of this Agreement or the Merger Agreement or the performance or consummation of the transactions contemplated by this Agreement or the Merger Agreement, including a decline in the share price of the common stock of Parent resulting therefrom, any litigation resulting therefrom, or the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, joint venture partners or employees;

          (vi)     any action or omission required pursuant to the terms of this Agreement, the Merger Agreement, or pursuant to the express written request of BAMI or any of its Affiliates, or any action otherwise taken by BAMI or any of its Affiliates;

          (vii)     a decrease in the market price of the Company Common Shares; provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any change or effect underlying such a decrease in market price has resulted in, or contributed to, a Material Adverse Change or

          (viii)     any matter set forth in the Company Disclosure Letter (as defined in the Merger Agreement), including the Restatement and Related Matters (as defined in the Merger Agreement);

which, in the case of each of clause (i), (ii), (iii) and (iv) do not affect the business, assets, continuing results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the real estate industry; and

          (b)     on an after the occurrence of a Termination Event, a material adverse effect on and/or material adverse development with respect to:

          (i)     the financial condition of Parent, Borrower and their Subsidiaries, when taken as a whole, has been, or (as determined following reasonable consultation with the Borrower) could reasonably be expected to be, materially impaired as a result thereof;

          (ii)     the ability of Borrower and Guarantors, taken as a whole, fully and timely to perform their respective payment and/or guarantee obligations (as applicable) under the Credit Documents; or

          (iii)     the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

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          “Material Contract” means any contract or other arrangement to which any Controlled Group Member is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Change.

          “Material Real Estate Asset’’ means (a) upon the acquisition thereof by Borrower or one of its Subsidiaries, the Riverside Property, (b) any fee-owned Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof and (c) all leasehold estates (other than Borrower’s leasehold interest in its headquarters located in Arlington, VA and any subsequent location (to the extent leased) to which such corporate headquarters may be relocated) having a fair market value in excess of $10,000,000.

          “Maturity Date” means the earlier of (i) the date that is the later of January 31, 2008 and the Termination Date (as defined in the Merger Agreement), and (ii) the date that all Loans shall otherwise become due and payable in full hereunder, whether by acceleration or otherwise.

          “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 17, 2007 by and among Parent, Borrower, BAMI and certain Subsidiaries of BAMI, as such agreement may be amended, supplemented, or otherwise modified from time to time.

          “Minority Holdings” means any partnership, joint venture, corporation, limited liability company or other business association, Capital Stock of which is held or owned (directly or indirectly) by, but is not a Subsidiary of, any of Borrower, Parent or its Subsidiaries.

          “Moody’s” means Moody’s Investor Services, Inc.

          “Mortgage” means a Mortgage substantially in the form of Exhibit K, as it may be amended, supplemented or otherwise modified from time to time.

          “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

          “NAIC” means the National Association of Insurance Commissioners, and any successor thereto.

          “Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Parent, Borrower and their Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

          “Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by any Group Member from such Asset Sale, minus (ii) any (a) real estate transfer taxes, (b) direct transaction costs (including fees and expenses of brokers, attorneys and consultants) paid or payable as a result of such Asset Sale, and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Capital Stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

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          “Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received any Group Member (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of any Group Member by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) any actual and reasonable costs incurred and paid or payable by any Group Member in connection with (a) the adjustment or settlement of any claims of any Group Member in respect thereof, (b) restoration work to the extent required by any casualty insurance policy or as a result of a condemnation and (c) any amounts paid or required to be paid to the holders of any Indebtedness secured by the assets subject to any such casualty or condemnation event.

          “Net Operating Income” means, for any period for any property, the amount (excluding Management Fee Income) equal to:

     (i)     the total of all revenues, fees and other income in connection with the operation, maintenance and management of the businesses of the Group Members, computed in accordance with the methodology used in preparing Schedule I, received or recorded by Borrower, or to the extent Allocable to Borrower, each other Group Member; minus

     (ii)     the total of all expenditures in connection with the operation, maintenance and management of the businesses of the Group Members, computed in accordance with the methodology used in preparing Schedule I, incurred or recorded by Borrower, or to the extent Allocable to Borrower, each other Group Member;

provided, that for purposes of this Agreement, “Net Operating Income” is accrual based, but is a non-GAAP measure that does not include straight-line rents or FAS 141 adjustments, other Specified Rent Adjustments and foreign income, withholding or value added tax relating to the acquisition, development or construction of a related project.

          “Net Worth” means the amount, on any date of determination, equal to Total Asset Value less Total Indebtedness.

          “Non-Consenting Lender” as defined in Section 2.18.

          “Non-Foreclosable Pledge Agreement” means each non-foreclosable pledge agreement, executed by Borrower and certain Guarantors party thereto substantially in the form of Exhibit I-2, as it may be amended, supplemented or otherwise modified from time to time.

          “Non-US Lender” as defined in Section 2.16(c) .

          “Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

          “Nonpublic Side Lender” means each Lender that is not a Public Side Lender.

          “Note” means, with respect to the Term Loans, a promissory note in the form of Exhibit B-1 and, with respect to the Revolving Loans, a promissory note in the form of Exhibit B-2, as each may be amended, supplemented or otherwise modified from time to time.

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          “Obligations” means all obligations of every nature of each Credit Party under the Credit Documents, including obligations from time to time owed thereunder to Agents (including former Agents), the Lenders or any of them, all Indemnitees and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

          “Obligee Guarantor” as defined in Section 7.7.

          “Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended (including any certificates of designations), and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

          “Original Credit Agreement” as defined in the preamble hereto.

          “Parent” as defined in the preamble hereto.

          “Parent Subordinated Indebtedness” means the subordinated Indebtedness of Parent in an aggregate face amount not exceeding $175 million incurred pursuant to those certain subordinated notes payable to Colony Xanadu Stock II, LLC and Colony Xanadu Stock III, LLC, dated as of November 22, 2006.

          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

          “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          “Permit” means any permit, consent, approval, authorization, license, variance, certificate of occupancy or permission required from any Person pursuant to Requirements of Law, including any Governmental Authorization.

          “Permitted Dispositions” as defined in Section 2.10(a) .

          “Permitted Leases” means leases or subleases (including ground leases and licenses and other occupancy agreements) (i) entered into in the ordinary course of business by any Group Member, in each case, on an arms’ length basis and on terms which do not materially impair the interests of such Group Member in the Property subject thereto or the value of such Property or (ii) are otherwise approved by Administrative Agent.

          “Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

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          “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          “Platform” as defined in Section 5.1(o) .

          “Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit I-1, as it may be amended, supplemented or otherwise modified from time to time.

          “Pledge Agreements” means, collectively, the Pledge and Security Agreement and the Non-Foreclosable Pledge Agreements.

          “Potential Tax Payment” means that certain contingent liability in an amount not to exceed $12,000,000, as identified by the Borrower to Administrative Agent prior to the Amendment Effective Date.

          “Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          “Principal Office” means such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

          “Property” means any Real Estate Asset or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Group Member (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          “Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender, by (ii) the aggregate Term Loan Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Commitment or Revolving Loans of any Revolving Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that Revolving Lender, by (ii) the aggregate Revolving Loan Exposure of all Revolving Lenders; and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) the Exposure of that Lender by (ii) the Aggregate Exposure.

          “Public Side” means with respect to the Lenders and participants, any Lender or participant that, pursuant to this Agreement, is not permitted to receive any material Nonpublic Information with respect to the Parent and its Subsidiaries.

          “Qualified Manager” means a Person that is a reputable and experienced professional management company of first class, full service properties of the nature of the Real Estate Assets of the

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Group Members and manages or operates at least 5,000,000 square feet of gross leaseable area of commercial space.

          “Qualified Replacement Agent” means a Person or (i) is a commercial bank of nationally recognized standing or an investment bank, that is in the business of extending credit or buying loans and customarily acts in the capacity of an administrative agent in syndicated loan financings and (ii) is not and will not, directly or indirectly through any Affiliate or other Person be a purchaser in any M&A Transaction.

          “Real Estate Asset” means all of the present and future right, title and interest (including, without limitation, any leasehold interests) of the Controlled Group Members in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the “Premises”), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (including any right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

          “Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

          “Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

          “Redevelopment Assets” means the redevelopment projects set forth on Schedule VII.

          “Register” as defined in Section 2.4(b) .

          “Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

          “Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time.

          “Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.

          “Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.

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          “Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

          “REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

          “REIT Distributions” means the minimum amount necessary for Parent to maintain its tax status as REIT.

          “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          “Related Obligations” as defined in Section 9.9.

          “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          “Reorganization” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

          “Replacement Lender” as defined in Section 2.18.

          “Requirements of Law” means, as to any Person, the Organizational Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations D, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental Laws.

          “Requisite Lenders” means one or more Lenders having or holding Exposures representing more than 50% of the Aggregate Exposures.

          “Restatement and Related Matters” means (i) the pending restatement of Borrower’s and Parent’s historical financial statements described in Borrower’s and Parent’s SEC Filings, the associated delay of filing Borrower’s and Parent’s annual report on Form 10-K and quarterly reports on Form 10-Q and any Existing Agreed Default, (ii) the informal and formal investigations initiated by the SEC described in the SEC Filings, (iii) the review of Borrower’s and Parent’s historical financial statements and transactions reflected therein by their independent auditors described in the SEC Filings, (iv) the independent investigation of Borrower’s and Parent’s historical financial statements and transactions reflected therein by the audit committee and its counsel as described in SEC Filings and (v) litigation by certain holders of securities of Parent and the Borrower relating to the foregoing.

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          “Restricted Group Member” means any Group Member (other than Parent and Borrower) that is prohibited by the terms of any Contractual Obligation or by its Organizational Documents, in each case as in effect on the Closing Date, from becoming a Guarantor.

          “Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or Parent now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or Parent now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or Parent now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness (including the Parent Subordinated Indebtedness); provided, that the Specified Stock Repurchase Payments shall not constitute Restricted Payments for purposes of this Agreement.

          “Revolving Lender” means a Lender that has a Commitment or holds Revolving Loans.

          “Revolving Loan Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the Commitment Termination Date, such Lender’s Commitment; and (ii) after the Commitment Termination Date, the aggregate outstanding principal amount of Revolving Loans of such Lender.

          “Revolving Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1A.

          “Riverside Property” means that certain parcel of land, and improvements thereon, owned by Federated Department Stores, Inc. or an affiliate thereof, located in Hackensack, New Jersey adjacent to the retail property known as "The Shops at Riverside", which parcel and improvements are presently operated as a Bloomingdales Home Store.

          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

          “Scheduled Dispositions” means the Asset Sales described on Schedule 6.9.

          “SEC” means the United States Securities and Exchange Commission.

          “SEC Filings” means Borrower’s and/or Parent’s public filings with the SEC prior to the date hereof.

          “Secured Indebtedness” means any Indebtedness of any Group Member secured by a Lien on Property or other interests of any Group Member.

          “Secured LTV Ratio” means, at any time, the ratio, expressed as a percentage, of Total Secured Indebtedness to Total Asset Value at such time.

          “Secured Parties” means, collectively, the Agents, the Lenders, the Lender Counterparties and each other holder of an Obligation.

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          “Securities” means any Capital Stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          “Securities Account” has the meaning given to such term in the UCC.

          “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          “Settlement Confirmation” as defined in Section 10.6(b) .

          “Settlement Service” as defined in Section 10.6(d) .

          “Solvency Certificate” means a Solvency Certificate of the chief financial officer of Parent on behalf of Parent and Borrower substantially in the form of Exhibit G-2.

          “Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Amendment Effective Date or with respect to any transaction contemplated or undertaken after the Amendment Effective Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (provided that such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

          “Specified Development Assets” means the development projects at Block 37, Del Amo and the Riverside Property.

          “Specified Development Assets Report” means a report showing for each Specified Development Asset, by line item, (a) the original budget for such project, (b) any subsequent revisions to such budget, (c) the current budget for such project and (d) costs incurred or amounts spent in excess of $500,000 for such project; provided, that Borrower shall maintain reasonable support detail, including vendor names and invoice numbers, dates and amounts to facilitate review of the report by Administrative Agent or its agents or representatives.

          “Specified Indebtedness” means, as applied to any Person (without duplication, and in each case, excluding the Existing Preferred Interests):

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          (i)     all indebtedness for borrowed money;

          (ii)     that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP and the present value of future rental payments under all synthetic leases;

          (iii)     notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; and

          (iv)     all obligations of such Person in respect of any exchange traded or over the counter derivative transaction (including any Interest Rate Agreement and Currency Agreement), whether entered into for hedging or speculative purposes, calculated at the Swap Termination Value thereof.

          “Specified Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief operating officer, one of its executive vice presidents (or the equivalent thereof), chief financial officer or treasurer.

          “Specified Rent Adjustments” means non-cash adjustments to rent related to amortization of tenant improvements that may result during the restatement of Borrower’s historical financial statements which are (i) required to be accounted for as tenant inducements in accordance with GAAP and (ii) actually used for tenant improvements, in an aggregate amount for all such Specified Rent Adjustments not to exceed $6,000,000.

          “Specified Stock Repurchase Payments” means payments made by or on behalf of Parent (or dividends or other distributions by Borrower to Parent for purposes of making such payments) in an aggregate amount made for the purpose of repurchasing Capital Stock from present and former officers and employees to enable such Persons and/or Parent to satisfy their withholding or other tax obligations upon (i) the exercise of stock options granted to them pursuant to Parent’s equity plans in effect on or prior to the date hereof or (ii) the lapsing of restrictions with respect to the vesting of Parent’s Capital Stock issued pursuant to Parent’s equity plans in effect on or prior to the date hereof.

          “St. Louis Construction Loan” means that certain Construction Loan Agreement, dated as of May 13, 2003, by and among St. Louis Mills Limited Partnership and St. Louis Mills Residual Limited Partnership, collectively as borrower, and Fleet National Bank, as administrative agent, in the original principal amount of up to $162,000,000.

          “Standstill Period” means the period commencing on the date an Involuntary Event of Default occurs and ending on the earliest of:

          (i)     the occurrence of a Termination Event;

          (ii)     the occurrence of an Event of Default specified in Section 8.1(f) or 8.1(g);

          (iii)     the occurrence of an Event of Default specified in Section 8.1(b) and the holder of such Specified Indebtedness giving rise to such Event of Default shall have accelerated the obligations in connection with such Specified Indebtedness or taken any other action to exercise remedies in connection therewith;

          (iv)     the date such Involuntary Event of Default is cured or waived in writing; and

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          (v)     the Maturity Date.

          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

          “Supermajority Lenders” means one or more Lenders having or holding Exposures representing more than 66-2/3% of the Aggregate Exposures.

          “Swap Termination Value” means, in respect of any exchange traded or over the counter derivative transaction (including any Interest Rate Agreement and Currency Agreement) after taking into account the effect of any legally enforceable netting agreement relating to such derivative transaction, (a) for any date on or after the date such derivative transaction has been closed out and a termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value for such derivative transaction, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such derivative transactions (which may include any Agent or any Lender).

          “Syndication Agent” as defined in the preamble hereto.

          “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business (without regard to the transactions contemplated under this Agreement) on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

          “Termination Date” means the date on which a Termination Event occurs.

          “Termination Event” means the termination of the Merger Agreement pursuant to Section 7.1 of the Merger Agreement.

          “Terminated Lender” as defined in Section 2.18.

          “Term Loans” as defined in Section 2.1.

          “Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender.

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          “Title Policy” as defined in Section 3.1(h)(iv) .

          “Total Asset Value” means, at any date, with respect to Borrower and, to the extent Allocable to Borrower, each other Group Member, the sum (without duplication) of:

          (i)     (a) Net Operating Income for the most recently ended trailing twelvemonth period divided by (b) the applicable Capitalization Rate;

          (ii)     unrestricted Cash and Cash Equivalents;

          (iii)     100% of Investments in Redevelopment Assets; and

          (iv)     100% of Investments in Development Assets.

          “Total Indebtedness” means, at any date, with respect to Parent and Borrower and, to the extent Allocable to Borrower, each other Group Member, all indebtedness, including contingent liabilities, which are or would be required to be recorded as indebtedness on a balance sheet of such Group Member in accordance with GAAP, other than Existing Preferred Interests and the CVS Portfolio Debt; provided, that it is acknowledged and agreed that letters of credit that are cash collateralized in full shall not constitute indebtedness for purposes of calculating Total Indebtedness.

          “Total Secured Indebtedness” means, at any date, the amount equal to (i) Total Indebtedness that is Secured Indebtedness minus (ii) the aggregate outstanding principal amount of the Loans.

          “Total Utilization” means, as at any date of determination, the aggregate principal amount of all outstanding Revolving Loans.

          “Type of Loan” means either a Base Rate Loan or a Eurodollar Rate Loan.

          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          “Unadjusted Eurodollar Rate Component” means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

          1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by any Credit Party to Lenders pursuant to Sections 5.1(b) and(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation.

          1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any

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Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     1.4.     Amendment Effective Date Transitional Provisions. (a) All Obligations outstanding on the Amendment Effective Date shall continue to be owing by the Borrower pursuant to the terms of this Agreement. Upon the Amendment Effective Date, all references in the Notes and the other Credit Documents (including all Exhibits thereto) to (i) the “Credit Agreement” shall be deemed to be a reference to this Agreement, and (ii) the “Lenders” or a “Lender” or “Administrative Agent” shall have the meanings ascribed in this Agreement.

     (b)     All calculations of financial covenants set forth in Section 6.8 for periods ended on or prior to the Amendment Effective Date shall be calculated based on the definitions set forth herein.

     (c)     All references to Schedules in this Agreement shall refer to the Schedules attached hereto, which shall replace all schedules attached to the Original Credit Agreement. All exhibits attached to Original Credit Agreement shall, to the extent referenced herein, constitute exhibits to this Agreement, except that such exhibits shall be modified as may reasonably be required to conform to the amendments to the Original Credit Agreement implemented hereby.

SECTION 2.     TERM LOANS

     2.1     Term Loans. Prior to the Amendment Effective Date, Lenders made loans (the “Term Loans”) to Borrower in an aggregate amount of $1,533,710,111. The Borrower confirms that as of the Amendment Effective Date, the principal outstanding on the Term Loans is $1,053,379,533.33. Any Term Loan repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date.

     2.1A     Revolving Loans.

          (a)     Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Commitment; provided that, after giving effect to the making of such Revolving Loans in no event shall the Total Utilization exceed the Commitments at such time. Amounts borrowed pursuant to this Section 2.1A (a) may be repaid and reborrowed during the Commitment Period. Each Revolving Lender’s Commitment shall expire on the Commitment Termination Date and all Revolving Loans shall be paid in full no later than the Maturity Date.

          (b)     Borrowing Mechanics for Revolving Loans.

          (i)     Revolving Loans shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (ii)     Whenever Borrower desires that the Revolving Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later

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than 11:00 a.m. (New York City time) at least five Business Days in advance of the proposed Credit Date.

          (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Revolving Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Revolving Lender with reasonable promptness.

          (iv) Each Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Revolving Lenders to be credited to such accounts of Borrower or as otherwise directed by Borrower.

     2.2     Pro Rata Shares; Availability of Funds.

          (a)     Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

          (b)     Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify applicable Borrower and such Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.3     Use of Proceeds. The proceeds of the Loans made on the Closing Date shall be applied by Borrowers (i) to prepay in full the outstanding obligations of Borrower under the Existing Credit Agreements and to cash collateralize letters of credit outstanding pursuant thereto, (ii) to pay fees and expenses in connection with this Agreement and the transactions contemplated hereby, (iii) to fund in full

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the Interest Reserve and (iv) to provide for the ongoing working capital requirements and general corporate purposes of each Controlled Group Member and, where applicable, each Minority Holding in accordance with Section 5.20. The proceeds of the Term Loans made subsequent to the Closing Date shall be applied by Borrower, together with the proceeds of the refinancing of the St. Louis Construction Loan, to prepay in full the outstanding obligations of Borrower under the St. Louis Construction Loan. The proceeds of the Revolving Loans shall be applied by Borrower to (i) pay any expenses owing in connection with this Agreement, including payment of all accrued liabilities under the GS Fee Letter and (ii) to provide for the ongoing working capital requirements and general corporate purposes of each Controlled Group Member and, where applicable, each Minority Holding in accordance with Section 5.20. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or to violate the Exchange Act.

     2.4     Evidence of Debt; Register; Lenders’ Books and Records; Notes.

          (a)     Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

          (b)     Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitment and the Loans of each Lender from time to time (the “Register”). The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice and Administrative Agent will provide, promptly following the written request of Borrower (but not more than once per month), a copy of such Register to Borrower. Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or Borrower’s Obligations in respect of the Loans. Borrower hereby designates the Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent that the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, subagents and Affiliates shall constitute “Indemnitees.”

          (c)     Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Amendment Effective Date, or at any time thereafter, applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Amendment Effective Date (or, if such notice is delivered after the Amendment Effective Date, promptly after Borrower’s’ receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

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     2.5     Interest on Loans.

          (a)     Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the Adjusted Eurodollar Rate plus the Applicable Margin; provided, however, that if any Loan becomes a Base Rate Loan under this Agreement, such Loan shall bear interest at the Base Rate plus the Applicable Margin minus 100 basis points.

          (b)     As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

          (c)     Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year (provided that for any Base Rate Loans interest shall be calculated on the basis of a 365-day or 366-day year), in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Loan, the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being mandatory converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded.

          (d)     Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis on and to the last day of each Interest Period (or in the case of any Base Rate Loan, month) most recently ended prior to such payment date and shall be payable in arrears on each Interest Payment Date, (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) shall accrue on a daily basis and shall be payable in arrears on the Maturity Date. With respect to any accrued interest payable on an Interest Payment Date, Borrower may elect to make such payment of interest by adding the amount of such payment to the principal amount of the Loans (the “Capitalized Portion”). Borrower may make such election by giving Administrative Agent notice of such election at least five Business Days prior to the applicable Interest Payment Date. Borrower agrees that the Applicable Margin with respect to the Capitalized Portion of the Loans shall be increased by an additional 3.00% per annum.

     2.6     Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or, to the extent overdue, other amounts owed hereunder or under the other Credit Documents, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 3.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

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     2.7     Closing Fee. Borrower agrees to pay to the Administrative Agent, a closing fee (the “Closing Fee”) equal to 2% of the Aggregate Loan Amount, 50% of which shall be payable on the Amendment Effective Date and the remaining 50% of which shall be payable on the earlier of (i) the Maturity Date and (ii) date on which the principal amount of all Loans are repaid in full and the Commitments are terminated. The Closing Fee shall be fully earned on the date hereof.

     2.8     Maturity.

     (a)     Maturity Date. The Loans together with all other Obligations outstanding on the Maturity Date shall be due and payable on the Maturity Date.

     2.9 Voluntary Prepayments; Commitment Reductions.

          (a)     Voluntary Prepayments.

          (i)     Any time and from time to time with respect to any Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (ii)     All such prepayments shall be made upon not less than three Business Days’ prior written or telephonic notice given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Loans, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.11(a) .

          (b)     Voluntary Commitment Reductions.

          (i)     Borrower may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization at the time of such proposed termination or reduction; provided that, any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (ii)     Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share thereof.

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     2.10     Mandatory Prepayments.

          (a)     Asset Sales. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding of any Net Asset Sale Proceeds received in excess of $5,000,000 for any Asset Sale (in a single transaction or a series of related transactions) or in excess of $10,000,000 in the aggregate for all such Asset Sales during any Fiscal Year, unless otherwise agreed in writing by the Requisite Lenders, Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to such Net Asset Sale Proceeds (or, in the case of any non-wholly-owned Subsidiary or Cash Controlled Minority Holding, to the extent of Borrower’s direct or indirect interest therein); provided, however, that so long as no Default or Event of Default is continuing, Net Asset Sale Proceeds (or Borrower’s direct or indirect interest therein, as applicable) from individual Asset Sales in the ordinary course (including out parcel sales) not exceeding $10,000,000 individually or $30,000,000 in the aggregate may be reinvested in accordance with the Approved Budget within 90 days of receipt thereof (such Asset Sales within such limitations, the “Permitted Dispositions”).

          (b)     Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding, or any Agent as loss payee, of any Net Insurance/Condemnation Proceeds, unless otherwise agreed in writing by Administrative Agent, Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds (or, in the case of any non-wholly-owned Subsidiary or Controlled Minority Holding, to the extent of Borrower’s direct or indirect interest therein); provided that, (i) to the extent that Borrower is under a Contractual Obligation to repair, restore or replace the applicable asset for which such Net Insurance/Condemnation Proceeds have been received, such proceeds may be applied to the extent necessary under the such Contractual Obligation to provide for such repair, restoration or replacement, as the case may be and (ii) so long as no Default or Event of Default is continuing to the extent that aggregate Net Insurance/Condemnation Proceeds with respect to any applicable asset does not represent more than 25% (or such higher percentage as Administrative Agent may approve) of the fair market value of the applicable asset prior to the relevant event, such Net Insurance/Condemnation Proceeds may be applied within 365 days of receipt thereof to repair, restore or replace the applicable asset.

          (c)     Issuance of Equity Securities. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Parent, any of its Subsidiaries or any Minority Holding (except (so long as no Default or Event of Default has occurred and is continuing) pursuant to any employee stock or stock option compensation plan existing prior to the Closing Date), unless otherwise agreed in writing by the Requisite Lenders, Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such proceeds (or, in the case of any non-wholly-owned Subsidiary or Controlled Minority Holding, to the extent of Borrower’s direct or indirect interest therein), net of underwriting discounts and commissions and other reasonable costs and expenses directly incurred in connection therewith, including reasonable legal fees and expenses.

          (d)     Issuance of Debt. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding of any Cash proceeds from the incurrence of any Indebtedness for borrowed money of Parent, any of its Subsidiaries or any Minority Holding, unless otherwise agreed in writing by the Requisite Lenders, Borrowers shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such proceeds (or, in the case of any non-wholly-owned Subsidiary or Controlled Minority Holding, to the extent of

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Borrower’s direct or indirect interest therein), net of underwriting discounts and commissions and other reasonable costs and expenses directly incurred in connection therewith, including reasonable legal fees and expenses; provided, however, that the requirements of this Section 2.10(d) shall not apply to proceeds of Indebtedness permitted to be incurred pursuant to Section 6.1.

          (e)     Change of Control. Immediately upon a Change of Control, Borrower shall prepay the Loans in full, together with all other Obligations under the Credit Documents, and the Commitments shall terminate.

          (f)     Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.10(a) through 2.10(d), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

          (g)     Net Proceeds Calculation. Notwithstanding the other provisions of this Section 2.10, any prepayment of the Loans required pursuant to Sections 2.10(a), (b), (c) or (d) shall be net of any accrued interest (to the extent not covered by the Interest Reserve) and fees then payable pursuant to the Credit Documents and any amounts payable pursuant to Section 2.14(c), in each case as a result thereof.

     2.11     Application of Prepayments.

          (a)     Application of Voluntary Prepayments. Any prepayment of any Loan pursuant to Section 2.9(a) shall be applied as specified by Borrower in the applicable notice of prepayment; provided, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

          (i)     first, to prepay outstanding Revolving Loans (excluding the Capitalized Portion thereof) to the full extent thereof (without a corresponding reduction of the Commitments);

          (ii)     second, to prepay the Term Loans (excluding the Capitalized Portion thereof), on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and

          (iii)     third, to prepay the Capitalized Portion of the Loans.

          (b)     Application of Mandatory Prepayments. Any amount required to be paid pursuant to Sections 2.10(a) through 2.10(d) shall be applied to prepay the Loans as follows:

          (i)     first, to prepay the Term Loans (excluding the Capitalized Portion thereof) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof);

          (ii)     second, to prepay Revolving Loans (excluding the Capitalized Portion thereof) to the full extent thereof (without a corresponding reduction of the Commitments); and

          (iii)     third, to prepay the Capitalized Portion of the Loans.

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     2.12     General Provisions Regarding Payments.

          (a)     All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by applicable Borrower on the next succeeding Business Day.

          (b)     All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid (together with any fees then payable under the Credit Documents).

          (c)     Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

          (d)     On each Interest Payment Date or on any other date on which interest is payable, including pursuant to clause (b) or Section 2.6), Administrative Agent shall withdraw Interest Reserve funds in an amount sufficient to pay interest due on such Interest Payment Date and following any such withdrawal, interest due on such Interest Payment Date shall be deemed paid for purposes of this Section 2.12.

          (e)     Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

          (f)     [Intentionally Omitted.].

          (g)     Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a) . Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but (unless otherwise permitted by Administrative Agent) in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

          (h)     If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in

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accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

     2.13     Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.14     Making or Maintaining Eurodollar Rate Loans.

          (a)     Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

          (b)     Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or

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(ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice, Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

          (c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

          (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and

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the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

     2.15     Increased Costs; Capital Adequacy.

          (a)     Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b)     Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after

43

receipt by Borrower from such Lender of the statement referred to in the next sentence, applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to such Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.16     Taxes; Withholding, etc.

          (a)     Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (b)     Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as either Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (c)     Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise

44

of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.16(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.16(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.16(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.16(c) shall relieve applicable Borrower of its obligation to pay any additional amounts pursuant this Section 2.15 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

     2.17     Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15, or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise

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adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.18     Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15, or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal, or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitment, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender ; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3.     CONDITIONS PRECEDENT

     3.1     Amendment Effective Date. This Agreement shall become effective on the date (the “Amendment Effective Date”) on which the following conditions have been satisfied or waived in accordance with Section 10.5, which date shall not be earlier than the tenth Business Day following the date hereof or later than February 6, 2007:

          (a)     Restated Credit and Guaranty Agreement. Administrative Agent shall have received sufficient copies of this Agreement originally executed and delivered by each applicable Credit Party for each Lender.

          (b)     Assignment Agreement. Administrative Agent shall have received an Assignment Agreement, substantially in the form of Exhibit E or in such other form as is reasonably satisfactory to Administrative Agent, originally executed and delivered by GSMC and BAMI pursuant to which all outstanding Term Loans will be assigned to BAMI on the Amendment Effective Date.

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          (c)     Resignation Letter. Administrative Agent shall have received a Resignation Letter, in form and substance reasonably satisfactory to BAMI, originally executed and delivered by GSMC resigning as Administrative Agent and Collateral Agent (it being understood that GSMC shall not be required to make any representations and warranties in connection with such resignation).

          (d)     Waiver Letter. Administrative Agent shall have received a copy of a Waiver Letter, in form and substance reasonably satisfactory to BAMI, originally executed and delivered by Required Lenders under the Original Credit Agreement, waiving the notice provisions of Section 9.7(a) .

          (e)     Transfer of Collateral. GSMC as the retiring Administrative Agent and retiring Collateral Agent shall have (i) transferred all possessory items of Collateral to BAMI as the successor Administrative Agent and successor Collateral Agent in a manner reasonably satisfactory to BAMI, and (ii) otherwise complied with the provisions of Section 9.7(c) .

          (f)     Merger Agreement. Administrative Agent shall have received an originally executed and delivered Merger Agreement.

          (g)     Fees and Expenses. Borrower shall have paid to Administrative Agent the fees and expenses payable on the Amendment Effective Date pursuant to the provisions of this Agreement .

          (h)     Approved Budget. Administrative Agent shall have received an Approved Budget, in form and substance substantially the same as that approved by BAMI on the date on which the Merger Agreement was executed and delivered.

          (i)     No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the proposed financing hereunder, or except as set forth on Schedule 4.12, that has resulted or would reasonably be expected to result in a Material Adverse Change.

          (j)     No Violation of Applicable Laws. There shall not exist any violation of applicable laws and regulations (including, without limitation, ERISA, margin regulations and Environmental Laws) which would reasonably be expected to result in a Material Adverse Change.

          (k)     Representations and Warranties. The representations and warranties contained in the Merger Agreement shall be true and correct (without giving effect to any “materiality” or Company Material Adverse Effect qualifier therein), (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect.

     3.2     Conditions to Each Revolving Loan. The obligation of each Lender to make any Revolving Loan on any Credit Date (other than the Amendment Effective Date) is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before such Credit Date:

          (a)     Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice at least five Business Days prior to the Credit Date unless otherwise agreed to by Administrative Agent;

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          (b)     Officer’s Certificate. Parent and Borrower shall have delivered to Administrative Agent an Officer’s Certificate pursuant to which a Specified Officer of Parent and Borrower certifies that the conditions set forth under this Section 3.2 have been satisfied.

          (c)     No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the proposed financing hereunder, or that has resulted or could reasonably be expected to result in a Material Adverse Change.

          (d)     No Violation of Applicable Laws. There shall not exist any violation of applicable laws and regulations (including, without limitation, ERISA, margin regulations and Environmental Laws) which could reasonably be expected to result in a Material Adverse Change;

          (e)     Perfection of Liens. Borrower shall have used commercially reasonably efforts to transfer “control” over all Control Accounts and Approved Deposit Accounts to the Administrative Agent and to complete all other actions necessary to obtain third party consents or agreements in connection with effectively transferring all Collateral to the Collateral Agent and perfecting Lien of the Collateral Agent therein.

          (e)     Representations and Warranties.

          (i)     If such Credit Date is prior to the Termination Date, the representations and warranties contained in the Merger Agreement shall be true and correct (without giving effect to any “materiality” or Company Material Adverse Effect qualifier therein), (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect.

          or

          (ii)     If such Credit Date is on or after the Termination Date, the representations and warranties contained herein shall be true and correct in all material respects on and as of such Credit Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (f)     No Defaults.

          (i)     If such Credit Date is prior to the Termination Date, no event shall have occurred and be continuing or would result from the consummation of the Credit Extension that would constitute an Event of Default in respect of which the Standstill Period is not in effect.

          (ii)     If such Credit Date is on or after the Termination Date, no event shall have occurred and be continuing or would result from the consummation of the Credit Extension that would constitute an Event of Default or a Default as of such Credit Date.

     3.3     Conditions to Initial Revolving Loan on Amendment Effective Date. The obligation of each Lender to make an initial Revolving Loan on the Amendment Effective Date is subject to the

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satisfaction, or waiver in accordance with Section 10.5, of the conditions set forth in Section 3.1, provided that the proceeds of such Revolving Loan are only used to pay the fees owing to GS under the GS Fee Letter in connection with the transactions contemplated hereunder and the Closing Fee owing to the Administrative Agent under Section 2.7.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender that the following statements are true and correct (it being understood that none of the following statements shall relate to the Merger Agreement or any of the transactions contemplated thereby):

     4.1     Organization; Requisite Power and Authority; Qualification. Each Controlled Group Member (a) is duly organized, validly existing and, to the extent applicable in such jurisdiction, in good standing under the laws of its jurisdiction of organization or formation as identified in Schedule 4.1, (b) has all requisite corporate, limited liability, limited partnership or other similar power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and, to the extent applicable in such jurisdiction, in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in the case of this clause (c), in any jurisdiction where the failure to be so qualified or in good standing has not resulted in, and could not be reasonably expected to result in, a Material Adverse Change.

     4.2     Capital Stock and Ownership. The Capital Stock of each Controlled Group Member has been duly authorized and validly issued and, in the case of any Capital Stock of any corporation, is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which each Controlled Group Member is a party requiring, and there is no membership interest or other Capital Stock of each Controlled Group Member outstanding which upon conversion or exchange would require, the issuance by any Controlled Group Member of any additional membership interests or other Capital Stock of such Controlled Group Member or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Controlled Group Member. Schedule 4.2 correctly sets forth the ownership interest of each Controlled Group Member in their respective Subsidiaries and Minority Holdings as of the date hereof.

     4.3     Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4     No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any Requirements of Law (including each Organizational Document) applicable to any Controlled Group Member or any order, judgment or decree of any court or other agency of government binding on any Controlled Group Member; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation, except to the extent that (i) such Contractual Obligations are not material to the Controlled Group Members taken as a whole, (ii) no liability to any Agent or Lender could result therefrom and (iii) no Material Adverse Change could reasonably be expected to result therefrom; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any

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Controlled Group Member (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Controlled Group Member, except for such approvals or consents which will be obtained on or before the Closing Date or in connection with the delivery of additional Collateral following the Closing Date.

     4.5     Consents. The execution, delivery and performance by Credit Parties of the Credit Documents (including the Pledge Agreements) to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person, other than (i) those listed on Schedule 4.5 that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to Administrative Agent, and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings and recordings to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, (ii) filings to be made with the SEC in accordance with applicable Requirements of Law and (iii) filings contemplated by the Collateral Documents.

     4.6     Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

     4.7     [Intentionally Omitted].

     4.8     Approved Budget. On and as of the date hereof, the projections contained in the Approved Budget are based on good faith estimates and assumptions believed by Borrower’s management to be reasonable.

     4.9     No Material Adverse Change. No event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Change.

     4.10     No Restricted Payments. No Controlled Group Member has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so, other than such payments made prior to the Amendment Effective Date and except as are permitted to be made pursuant to Section 5.20.

     4.11     Insurance. The policies of insurance maintained by or for the benefit of the Controlled Group Members, taken as a whole, including policies of public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of equivalent size and character of Borrower and its Subsidiaries, taken as a whole, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

     4.12     Adverse Proceedings; Etc. Except as set forth on Schedule 4.12, there are no Adverse Proceedings, individually or in the aggregate, that could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in a Material Adverse Change. No Controlled Group Member (a) is in violation of any Requirements of Law (including

50

Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

     4.13     Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of each Controlled Group Member required to be filed by any of them have been timely filed (or extensions have been obtained), such returns are complete and correct in all material respects and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Controlled Group Members and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed material tax assessments of any Controlled Group Member that could reasonably be expected to result in a liability or obligation to pay taxes that is not permitted by Section 5.20.

     4.14     Properties.

          (a)     Each Controlled Group Member has, except for (to the extent applicable) Permitted Liens, (i) good, marketable, indefeasible and insurable title to (in the case of fee interests in Real Estate Asset), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), including pursuant to any ground lease, and (iii) good title to (in the case of all other personal property), in each case, all of their respective Material Real Estate Assets and other material properties and assets. Except as permitted by this Agreement, all such Material Real Estate Assets and all other properties and assets of the Controlled Group Members are free and clear of Liens other than Permitted Liens.

          (b)     As of the date hereof, Schedule 4.14 contains a true, accurate and complete list of the name and location of all Real Estate Assets, other than those Real Estate Assets having a fair market value of less than (i) $10,000,000 individually and (ii) $35,000,000 in the aggregate.

     4.15     Development and Redevelopment Projects. All material development and redevelopment projects of the Group Members (taken as a whole) are listed on Schedule 4.15 and, to the knowledge of Borrower, there are no adverse circumstances or developments (other than generally applicable market conditions) that would materially and adversely affect any such project other than as disclosed to Administrative Agent prior to the date hereof.

     4.16     Environmental Matters. No Controlled Group Member nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.16, to the knowledge of any Specified Officer of any Controlled Group Member, no Controlled Group Member has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. To each Controlled Group Members’ knowledge, there have been, no conditions, occurrences, or Hazardous Materials Activities which could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to form the basis of an Environmental Claim against any Controlled Group Member that,

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individually or in the aggregate, could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.16, no Controlled Group Member’s operations involves the transportation, treatment, storage or disposal of hazardous waste requiring a permit under 40 C.F.R. Parts 260-270 or any state equivalent. Except as set forth on Schedule 4.16, to each Control Group Members knowledge, compliance with all current requirements pursuant to or under Environmental Laws could not (in the reasonable business judgment of Borrower given the relevant circumstances) be reasonably expected to result in, individually or in the aggregate, a Material Adverse Change. To each Control Group Member’s knowledge, no event or condition has occurred or is occurring with respect to any Controlled Group Member relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has caused, or could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in, a Material Adverse Change.

     4.17     No Defaults. Except for the Existing Agreed Defaults, no Controlled Group Member is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Change. Upon giving effect to the Construction Loan Supplemental Documents (as defined in the Original Credit Agreement), no Default or Event of Default has occurred or is continuing.

     4.18     Material Contracts. Schedule 4.18 contains a true, correct and complete list of all the Material Contracts in effect on the date hereof, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder as of the date hereof that could reasonably be expected to result in a Material Adverse Change.

     4.19     Governmental Regulation. No Controlled Group Member is subject to regulation under the (i) Public Utility Holding Company Act of 1935, as amended, or, as the case may be, the Public Utility Holding Company Act of 2005, enacted as part of the Energy Policy Act of 2005, Pub. L. No. 109-58 as codified at §§ 1261 et seq., and the regulations adopted thereunder, as amended, (ii) the Federal Power Act, (iii) the Investment Company Act of 1940 or (iv) under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Controlled Group Member is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

     4.20     Margin Stock. No Controlled Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

     4.21     Employee Matters. No Controlled Group Member is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.21, there is (a) no unfair labor practice complaint pending against any Controlled Group Member, or to the best knowledge of each Controlled Group Member, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or

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under any collective bargaining agreement that is so pending against any Controlled Group Member or to the best knowledge of each Controlled Group Member, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Controlled Group Member, and (c) to the best knowledge of each Controlled Group Member, no union representation question existing with respect to the employees of any Controlled Group Member and, to the best knowledge of each Controlled Group Member, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to result in a Material Adverse Change.

     4.22     Employee Benefit Plans. Schedule 4.22 sets forth, as of the Amendment Effective Date, a list of all Employee Benefit Plans of each Controlled Group Member and each of their respective ERISA Affiliates. Each Controlled Group Member and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by each Controlled Group Member any of their ERISA Affiliates that could reasonably be expected to result in a Material Adverse Change. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Change. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws or as set forth on Schedule 4.22, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Controlled Group Member or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by each Controlled Group Member or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Controlled Group Members and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Each Controlled Group Member and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except where such default could not reasonably be expected to result in a Material Adverse Change.

     4.23     Certain Fees. Except as otherwise disclosed, no broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby

     4.24     Solvency. Each of (i) Borrower, together with its Consolidated Subsidiaries, and (ii) Parent, together with its Consolidated Subsidiaries, is and, upon the incurrence of any Obligation by such Person, will be, Solvent.

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     4.25 Perfection of Security Interests. The Collateral Documents create valid security interests in, and First Priority Liens on, the Collateral covered thereby, which security interests and Liens are, to the extent required under the Collateral Documents, perfected security interests and Liens, prior to all other Liens (other than Permitted Liens).

     4.26 Compliance with Statutes, Etc. Except in connection with the Restatement and Related Matters, each Controlled Group Member is in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership of its Property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of any Controlled Group Member), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     4.27 Disclosure. The written information (other than projections) prepared or furnished by or on behalf of each Credit Party, and each representation and warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby, when taken as a whole (including public information filed by Parent and Borrower with the SEC prior to the Amendment Effective Date, including with respect to the planned restatement of the audited historical financial statements of Parent and Borrower), does not contain any untrue statement of a material fact or omit to state a material fact (known to any Credit Party, in the case of any document not furnished by either of them) necessary in order to make the information and statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders (including public information filed by Parent and Borrower with the SEC prior to the Amendment Effective Date, including with respect to the planned restatement of the audited historical financial statements of Parent and Borrower) for use in connection with the transactions contemplated hereby.

     4.28 Patriot Act. To the extent applicable, each Controlled Group Member is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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SECTION 5.      AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries and Controlled Minority Holdings to perform, all covenants in this Section 5.

     5.1     Financial and Other Reports. Borrower will deliver to Administrative Agent:

            (a)     Monthly Reports. As soon as available, and in any event not later than 45 days after the end of each month after the Amendment Effective Date (in each case in reasonable detail, together with a Financial Officer Certification), a report setting forth: (A) (i) a statement of outstanding indebtedness and recorded contingent liabilities as of Parent and its Consolidated Subsidiaries as at the end of such month and (ii) following the filing with the SEC of the Completed Financial Statements, the consolidated balance sheet of Parent and its Subsidiaries and each other Group Member as at the end of such month; (B) for each property listed under the heading “Properties” in Schedule I, the related Net Operating Income, interest expense, Capital Expenditures, cash flow (after interest expense and Capital Expenditures), in each case, for such month and for the twelve-month period ending as of such month; (C) all unrestricted Cash and Cash Equivalents of Parent and its Subsidiaries as at the end of such month; (D) a report on compliance with (or variances from) the budget for such month, showing actual and historical monthly income and expenditures (including scheduled or required expenditures for each Development Asset and Redevelopment Asset) for such month, together with and an explanation of any variances from the Approved Budget for such month; and (E) a Specified Development Assets Report for such month.

            (b)     Quarterly Financial Statements. Following the filing with the SEC of the Completed Financial Statements, as soon as available and in any event within 40 days after the end of each Fiscal Quarter, the Consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related Consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto.

            (c)     Annual Financial Statements. Following the filing with the SEC of the Completed Financial Statements, (i) the Consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related Consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such Consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Parent, and reasonably satisfactory to Administrative Agent (which report shall state that such Consolidated financial statements fairly present, in all material respects, the Consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with any restatements of financial statements from prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards.

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            (d)      Compliance Certificate. Borrower shall deliver a Compliance Certificate (including demonstrating compliance with the Financial Covenants set forth in Section 6.8) (i) within 45 days after the end of each month.

            (e)      Borrowing Base Collateral. Borrower shall promptly notify Administrative Agent in writing in the event that at any time any Specified Officer of Parent or Borrower receives or otherwise gains knowledge that any Asset Sale or material loss, casualty event or condemnation event or other event or circumstance constituting a Material Adverse Change shall have occurred, in each case, with respect to the Borrowing Base Collateral.

            (f)      Notice of Default; Material Adverse Change. Promptly upon any Specified Officer of Parent or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default; (ii) that any Person has given any notice to any Controlled Group Member or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change (or series of related events or changes) that has caused or evidences a Material Adverse Change, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto.

            (g)      Notice of Litigation. Promptly upon any Specified Officer of Parent or Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any material Adverse Proceeding not previously disclosed in writing by Borrower to Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to result in a Material Adverse Change, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably requested by Administrative Agent to enable Lenders and their counsel to evaluate such matters.

            (h)      ERISA. (i) Promptly upon any Specified Officer becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Controlled Group Member or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Controlled Group Member or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by any Controlled Group Member or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request.

                  (i)      Tenant Notifications. Borrower shall promptly notify Administrative Agent upon any Specified Officer obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than 5% of Borrower’s share of Consolidated minimum rent is attributable.

            (j) Insurance Reports.

                 (i)      With reasonable promptness following the request of the Administrative Agent, a report in form and substance satisfactory to Administrative Agent outlining all material

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insurance coverage maintained as of the date of such report by the Controlled Group Members and all material insurance coverage planned to be maintained by Controlled Group Members during the period prior to the Maturity Date.

                  (ii)       Not later than 10 days prior to the expiration of any material insurance policy of any Credit Party, an insurance certificate and other documentation in form and substance reasonably satisfactory to Administrative Agent evidencing that such Credit Party has obtained a new or replacement insurance policy and that such policy meets the requirements of Section 5.6.

            (k)       Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors of Parent or Borrower to the extent not publicly announced.

            (l)       Notice Regarding Material Contracts and Joint Venture Agreements. Promptly, and in any event on or prior to the date on which the monthly financial reports of Parent and its Subsidiaries for the month in which any such event described in this subsection (1) occurs are required to be delivered pursuant to Section 5.1(a), (i) after (A) any Material Contract of any Controlled Group Member is terminated or amended in a manner that is materially adverse to any Controlled Group Member, as the case may be or (B) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent and, if applicable, an explanation of any actions being taken with respect thereto and (ii) after any Controlled Group Member’s joint venture or similar agreement with Kan Am or any other Person (that is not an Affiliate of Borrower) is materially amended or modified, a copy of such amendment or modification.

            (m)       Information Regarding Collateral. Borrower will furnish to Collateral Agent prompt written notice of any change (x) in any Credit Party’s corporate name or jurisdiction of organization or formation, (y) in any Credit Party’s form of legal organization or (z) in any Credit Party’s Federal Taxpayer Identification Number. Borrower agrees not to effect or permit any change referred to in this clause (m) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents.

            (n)       Other Information. (A) Promptly upon their becoming available, copies of (i) all (A) financial statements, reports, notices and proxy statements (other than changes to the schedule of partners of Borrower) sent or made available generally by Parent or Borrower to its security holders acting in such capacity or (B) financial reports and property operating reports by any other Controlled Group Member to its security holders other than Parent or another Subsidiary of Parent, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Controlled Group Member with any securities exchange or with the Securities and Exchange Commission, (iii) all press releases made available generally by Parent or Borrower to the public concerning material developments in the business of the Group Members; provided, that Borrower shall not be required to deliver copies of the foregoing if it has notified Administrative Agent of the public filing thereof, and (B) such other information and data with respect to Group Members as from time to time may be reasonably requested by Administrative Agent or any Nonpublic Side Lender.

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            (o)      Identification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, Borrower shall indicate in writing if such document or notice contains only publicly available information and, unless so indicated, any such document or notice will be assumed to contain Nonpublic Information. Parent, Borrower and each Lender acknowledges that certain of the Lenders may be Public Side Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency or another relevant website (the “Platform”), any document or notice which contains Nonpublic Information (or is deemed to contain Nonpublic Information) shall not be posted on that portion of the Platform designated for such Public Side Lenders.

            (p)      [Intentionally Omitted].

            (q)      Financial Reports Provided to other Lenders. The Borrower shall provide to the Administrative Agent, on the first Business Day of each week, a list of all financial reports delivered to any holders of Indebtedness for borrowed money of any Controlled Group Member which owns a Real Estate Asset. Upon request by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent, a copy of all requested reports. To the extent not otherwise delivered hereunder, the Borrower shall also promptly deliver to Administrative Agent, upon receipt of notices of default or events of default from any holders of Indebtedness for borrowed money of any Controlled Group Member which owns a Real Estate Asset, a copy of such notice.

      5.2      Existence. Except as otherwise permitted under Section 6.9, (a) each Credit Party will, and will cause each of its material Subsidiaries and material Controlled Minority Holdings to, at all times preserve and keep in full force and effect its existence and (b) all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Parent or Borrower) or any of its Subsidiaries or Controlled Minority Holdings shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) or duly authorized officers shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to Parent and its Subsidiaries (taken as a whole) or to Lenders.

      5.3      Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries and Controlled Minority Holdings to, pay all material Taxes imposed by any Governmental Authority upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries or Controlled Minority Holdings to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent, any of its Subsidiaries or any Controlled Minority Holding).

      5.4      Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries and Controlled Minority Holdings to, maintain or cause to be maintained in good repair and working order, ordinary wear and tear and damage resulting from casualty excepted, all Material Real

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Estate Assets owned or leased by any Controlled Group Members and from time to time will make or cause to be made all repairs, renewals and replacements thereof as are deemed appropriate by each Credit Party in the exercise of commercially reasonable business judgment (including taking into account the requirements of the Approved Budget and any applicable Contractual Obligations).

      5.5       Property Management.

            (a)      Borrower and the other Controlled Group Members shall at all times (i) provide property management services to operating Real Estate Assets owned or leased by Group Members that are wholly-owned Subsidiaries of Borrower and (ii) use commercially reasonable efforts to provide property management services to operating Real Estate Assets to which at least 75% of the Total Asset Value is attributable that are owned or leased by Group Members that are not wholly-owned Subsidiaries of Borrower.

            (b)      Borrower shall ensure at all times that (i) Controlled Group Members and/or Qualified Managers shall provide property management services with respect to operating Real Estate Assets constituting not less than 90% of the Total Asset Value which is attributable to all operating Real Estate Assets owned or leased by Group Members that are not wholly-owned Subsidiaries of Borrower; provided that the operating Real Estate Assets owned or leased by Group Members that are not wholly-owned Subsidiaries which are not managed by Controlled Group Members and/or Qualified Managers shall be managed by such other Persons as the Administrative Agent reasonably considers to be suitably qualified to provide the applicable property management services and (ii) all management services provided by any Person (other than a Controlled Group Member) with respect to operating Real Estate Assets of the Controlled Group Members shall be pursuant to arms’ length management agreements with the applicable Group Member having a term of not more than one year or terminable upon a Change of Control (with any termination payment thereunder not to exceed 1 year’s management fees pursuant thereto).

      5.6      Insurance. Borrower and the other Controlled Group Members will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Controlled Group Members as may customarily be carried or maintained under similar circumstances by businesses of an equivalent size and character of Borrower, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case to the extent required by any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by businesses of an equivalent size and character of Borrower. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

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      5.7      Inspections. Each Credit Party will, and will cause each of its Subsidiaries and Controlled Minority Holdings to, permit any authorized representatives designated by any Lender (other than Public Side Lenders) to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries or Controlled Minority Holdings, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that such inspections shall be coordinated through Administrative Agent and unless an Event of Default has occurred and is continuing, (i) in the case of visits and inspections of the Riverside, Chicago and Del Amo properties, Borrower shall only pay for the reasonable costs and expenses of one such visit or inspection to each such property per Fiscal Quarter and (ii) in the case of all other visits and inspections, Borrower shall only pay for the reasonable costs and expenses of one such visit or inspection to each such property per Fiscal Year.

      5.8      Lenders Meetings. Parent and Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in meetings with (i) the Public Side Lenders and, separately, (ii) the Nonpublic Side Lenders, in each case once during each Fiscal Quarter to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent; provided, that in no event shall any Public Side Lender be entitled to participate in any meeting with any Nonpublic Side Lender if any Nonpublic Information is provided or intended to be provided at such meeting.

      5.9      Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and Controlled Minority Holdings and use reasonable efforts to cause all other Persons, if any, on or occupying any Facilities to comply, with all applicable Requirements of Law, noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

      5.10      Environmental.

            (a)      Borrower will deliver to Administrative Agent and Lenders:

                  (i)      as soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Controlled Group Members or by independent consultants, any Governmental Authority or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims which could reasonably be expected to result in material liabilities not contemplated by the Approved Budget;

                  (ii)      promptly upon a Specified Officer of Borrower obtaining knowledge thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws (other than any routine reports required by any permit or Environmental Law), (2) any remedial action taken by any Controlled Group Member or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Change, and (3) any Controlled Group Member’s discovery of any occurrence or condition on any Real Estate

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Asset adjoining or in the vicinity of any Facility then owned or leased by any Controlled Group Member that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                  (iii)      as soon as practicable following the sending or receipt thereof by any Controlled Group Member, a copy of any and all non-privileged written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in material liabilities not contemplated by the Approved Budget, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws (other than routine reports required by an permit or Environmental Law), and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether any Controlled Group Member may be potentially responsible for Remediation or investigation of any Hazardous Materials Activity;

                  (iv)      prompt written notice describing in reasonable detail (1) any proposed acquisition of Capital Stock, Property or other Assets by any Controlled Group Member that could reasonably be expected to (A) expose any Group Member to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change or (B) affect the ability of any Group Member to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations in a manner that could reasonably be expected to result in a Material Adverse Change and (2) any proposed action to be taken by any Controlled Group Member to modify current operations in a manner that could reasonably be expected to subject any Group Member to any additional material obligations or requirements under any Environmental Laws; and

                  (v)      with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.10(a) .

            (b)      Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries or Controlled Minority Holding that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

      5.11      Subsidiaries; Additional Guarantors and Collateral. Subject to Section 5.13, in the event that any Person becomes a Subsidiary (other than any (w) Immaterial Subsidiary, (x) Exempt Subsidiary, (y) Restricted Group Member or (z) to the extent not permitted by applicable Requirements of Law or that materially adverse tax consequences (relative to the benefit of the guaranty that would be provided thereby) for the Parent or Borrower are reasonably likely to result from such Subsidiary becoming a Guarantor) any Controlled Foreign Corporation) of Parent or Borrower or any Subsidiary ceases to be subject to any of the exclusions set forth above (including upon any negative pledge or similar restriction presently contained in any Contractual Obligation or Organizational Document ceasing to apply), Borrower shall (a) promptly (within 30 days of such occurrence) cause such Person to become a Guarantor hereunder and a Grantor under any Pledge Agreement by executing and delivering to

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Administrative Agent and Collateral Agent Counterpart Agreements, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as may be requested by Collateral Agent that are similar to those described in (i) Sections 3.1(b), (h), (i) and (l), as applicable, and (ii) with respect to any Material Real Estate Asset owned by such Person, Section 5.12 (in each case, to the extent not prohibited by the terms of any Contractual Obligation or by its Organizational Documents, provided such prohibition is in existence at the time such Person becomes a Subsidiary and is not entered into in contemplation of such Person becoming Subsidiary). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

      5.12      Additional Material Real Estate Assets. Subject to Section 5.13, in the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall (to the extent not prohibited by the terms of any Contractual Obligation or by its Organizational Documents; provided that such prohibition is in existence at the time such Person becomes a Credit Party and is not entered into in contemplation of such Person becoming a Credit Party) promptly (within 30 days of such occurrence) take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates as are similar to those described in Sections 3.1(h), (i) and (j) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals of Real Estate Assets as are required by applicable Requirements of Law with respect to which Collateral Agent has been granted a Lien.

      5.13      Riverside II, L.L.C. Notwithstanding anything to the contrary herein, the Borrower shall use commercially reasonable efforts to cause Riverside II L.L.C. become a Guarantor hereunder and deliver a mortgage with respect to the Riverside Property.

      5.14      Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of the Group Members (other than any Immaterial Subsidiary) and all of the outstanding Capital Stock of the Group Members.

      5.15      Parent Status. Parent shall at all times (a) to the extent not restricted pursuant to Section 6.5, maintain its status as a REIT under the Internal Revenue Code and (b) retain direct or indirect management and control of Borrower.

      5.16      [Intentionally Omitted].

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      5.17      Distributions of Income. Parent and Borrower shall cause all of their Subsidiaries, Cash Controlled Minority Holdings and, to the extent permitted to do so under the relevant joint venture agreements, other Controlled Minority Holdings to distribute promptly to Borrower or another Credit Party, in each case, (unless otherwise approved by Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, net proceeds or other net income, in each case, to the extent actually received in cash, relating to or arising from use, operation, financing, refinancing, sale or other disposition of their respective Properties to the extent not prohibited hereby, after (i) the payment by such Subsidiary, Cash Controlled Minority Holding or other Controlled Minority Holding, as applicable, of its debt service and operating expenses for such month and (ii) the establishment by such Subsidiary, Cash Controlled Minority Holding or other Controlled Minority Holding, as applicable, of (x) reasonable reserves for the payment of operating expenses not paid on at least a monthly basis and Capital Expenditures made or committed to be made to such Subsidiary’s, Cash Controlled Minority Holding’s or other Controlled Minority Holding’s assets and properties, in each case in the ordinary course of business consistent with its past practices and (y) other reserves as may be required for payment required during the forthcoming Fiscal Quarter to the extent required by Contractual Obligations; provided, that all such dividends and other distributions to Borrower pursuant to this Section 5.17 shall be made, to the extent not restricted by the terms of any Indebtedness of such Subsidiary, Cash Controlled Minority Holding or other Controlled Minority Holding, (a) in the case of Borrower’s wholly owned Subsidiaries, on each Business Day and (b) in the case of all other Subsidiaries, Cash Controlled Minority Holdings and other Controlled Minority Holdings, at least once each month (to the extent permitted by the applicable joint venture agreement) and in any event at least quarterly (subject to maintaining any mandatory reserves required by any applicable joint venture agreement), and provided further no such dividends or other distributions shall be retained by an Exempt Subsidiary but shall be distributed directly to a Credit Party.

      5.18      Control Accounts; Cash Management.

            (a)      Each Credit Party shall (i) deposit in an Approved Deposit Account all cash it receives, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank subject to an effective Control Agreement; provided, however, that (A) 108 North State II, L.L.C. may maintain a Deposit Account for disbursements relating to the office development project located at 108 North State Street in Chicago, Illinois so long as the aggregate balance in such Deposit Account does not exceed $10,000,000 at any time and (B) each Credit Party may (I) maintain payroll, withholding tax and other fiduciary accounts (including for tenant security deposits) and (II) maintain other accounts as long as the aggregate balance for all such Credit Parties in all such other accounts does not exceed $1,000,000 at any time.

            (b)      Borrower shall maintain a Concentration Account with a Deposit Account Bank in accordance with the requirements set forth in the definition of “Concentration Account” and the other provisions of this Section 5.18. Subject to the other provisions of this Section 5.18 and compliance with Section 5.20, Borrower shall be permitted to direct disbursements from, and issue checks with respect to, the Concentration Account from time to time.

            (c)      Except as permitted by Section 5.18(a) or as consented to by Administrative Agent with respect to Deposit Account Control Agreements entered into on the Closing Date, each Control Agreement shall provide inter alia, (except to the extent otherwise approved by Administrative Agent in it sole discretion) (i) for the relevant Deposit Account Bank or Approved Securities Intermediary, as applicable, to provide statements of activity not less frequently than monthly and additionally upon an Agent’s request and, as applicable, and (ii) that all funds deposited in each Company Deposit Account are, directly or indirectly, transferred into the Concentration Account on each Business

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Day. Subject to Section 8.2, the Collateral Agent shall be permitted to block the Concentration Account and each other Approved Deposit Account and Control Account and direct the application of amounts therein (pursuant to the Credit Documents) only upon the occurrence and during the continuance of an Event of Default.

            (d)      Upon receipt of any proceeds of Accounts and General Intangibles from any Person, each Credit Party shall, except as permitted by Section 5.18(a), promptly within three Business Days deposit such proceeds into an Approved Deposit Account or Control Account.

            (e)      In the event (i) any Credit Party or any Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of an Approved Deposit Account for any reason, (ii) Administrative Agent shall demand such termination as a result of (x) the failure of a Deposit Account Bank to comply with the terms of the applicable Control Agreement or (y) Administrative Agent’s reasonable determination that a Deposit Account Bank is no longer credit worthy, each Credit Party shall notify all of its respective obligors that were making payments to such terminated Approved Deposit Account to make all future payments to another Approved Deposit Account.

            (f)      In the event (i) any Credit Party or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account for any reason, (ii) Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Control Agreement or (iii) Administrative Agent reasonably determines that an Approved Securities Intermediary is no longer credit worthy, each Credit Party shall notify all of its obligors that were making payments to such terminated Control Account to make all future payments to another Control Account.

      5.19      [Intentionally Omitted.]

      5.20      Approved Budget Compliance.

            (a)      The Controlled Group Members shall be permitted to make expenditures at any time so long as the cumulative amount of such expenditures since the Amendment Effective Date are permitted to be made pursuant to the Approved Budget and this Section 5.20; provided, however, that subsections (a) and (c) of this Section 5.20 shall not limit ordinary course property level expenditures (to the extent included for purposes of calculating Net Operating Income) and interest expense with respect to Indebtedness related to such property. To the extent that the Approved Budget specifies that any cumulative expenditures may be made during a certain month, the full amount of such cumulative expenditures may be incurred at any time during such month (subject to this Section 5.20) .

            (b)      [Intentionally Omitted].

            (c)      The Credit Parties shall ensure that all expenditures of the Controlled Group Members following the Amendment Effective Date in excess of the limitations set forth in the Approved Budget shall not exceed either:

                  (I)      on a cumulative actual and projected basis (any such projections as reasonably approved from time to time by the Administrative Agent), $128,500,000 after December 31, 2006 and prior to December 31, 2007 (and for any period thereafter during which this Agreement remains in effect, the amount pursuant to this clause (I) shall be determined pursuant to the Approved Budget applicable to such period); or

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                  (II)      the following permitted variances (with such variance calculated on the January through December 2007 total for the applicable category under the Approved Budget):

                        (i)      (A) General & Administrative Expenditures by 25% (including Extraordinary G&A Expenditures), (B) aggregate Development Expenditures, Expansion and Redevelopment Expenditures and Capital Expenditures by 25%, (C) Restricted Payments by 0% and (D) the Potential Tax Payment;

                        (ii)      with Administrative Agent’s approval, increases in the cumulative actual and projected expenditures items in subclause (B) of clause (i) above, 25% but not exceeding 30%; and

                        (iii)      with Requisite Lender approval, any other changes, including any increases in Restricted Payments not specifically permitted by subclause (C) of clause (i) above.

5.21      [Intentionally Omitted]

5.22      [Intentionally Omitted]

          5.23     Block 37 Construction Advances. Borrower covenants and agrees that each time funds are advanced for Development Expenditures in connection with Block 37, Company shall cause the following to occur: (i) Borrower or owners of Block 37 shall certify that funds disbursed for purposes of Development Expenditures relating to Block 37 to date have been applied to payment of costs relating to the acquisition, construction and development of Block 37; (ii) the owners of Block 37 shall cause all contractors working on Block 37 to deliver completed sworn statements in the form acceptable to Chicago Title Insurance Company covering work then under the construction contracts or executed subcontracts and shall deliver copies of each such sworn statement to Administrative Agent; (iii) the owners of Block 37 shall deliver a completed sworn statement in the form acceptable to Chicago Title Insurance Company covering contracts let by such owners to the extent Development Expenses relating to Block 37 are to be paid by such owners and shall deliver copies of each such sworn statement to Administrative Agent; and (iv) Borrower shall cause Chicago Title Insurance Company to, concurrently with the disbursement, issue its date down endorsement with pending disbursements and interim mechanics’ lien insurance endorsements with respect to the amounts to be disbursed showing that the lien of the mortgage in favor of Administrative Agent remains a First Priority Lien encumbering the applicable portion of Block 37 for each advance of funds and shall deliver, and cause Chicago Title Insurance Company to deliver the said endorsement to Administrative Agent reflecting the disbursement of funds hereunder.

SECTION 6.     NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries and Controlled Minority Holdings to perform, all covenants in this Section 6.

     6.1     Indebtedness. No Controlled Group Member shall directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a)     the Obligations;

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          (b)     Indebtedness of:

          (i)     any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary, in each case to the extent permitted by Section 6.7(d) or (g); provided, (A) all such Indebtedness shall be evidenced by an Intercompany Note and all such Intercompany Notes shall be subject to a First Priority security interest in favor of Collateral Agent pursuant to the Pledge and Security Agreement, (B) all such Indebtedness shall be unsecured and subordinated in right of payment (on terms and conditions satisfactory to Administrative Agent) to the payment in full of the Obligations pursuant to the terms of any applicable Intercompany Note, and (C) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Parent or to any of its Subsidiaries for whose benefit such payment is made;

          (ii)     any Controlled Group Member that is not a Credit Party to any Credit Party, in each case to the extent an Investment in such Group Member is to facilitate an expenditure permitted to be made pursuant to Section 5.20; provided (A) all such Indebtedness shall be evidenced by promissory notes, (B) to the extent not restricted by any Contractual Obligation, if requested by Administrative Agent, all such Indebtedness shall be secured by substantially all of the assets of such Controlled Group Member pursuant to the terms of any applicable Intercompany Notes or such other security documentation as may be reasonably requested by Administrative Agent and (C) such notes and security documents shall be subject to a First Priority security interest pursuant to the Pledge and Security Agreement;

          (iii)     any Controlled Group Member that is not a Credit Party to any other Controlled Group Member that is not a Credit Party; and

          (iv)     the type described in the foregoing subclauses (i), (ii) and (iii), to the extent outstanding on the Closing Date (irrespective of whether such Indebtedness satisfies the requirements of such subclauses);

          (c)     Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

          (d)     guaranties (including bonds), performance bonds and indemnification obligations incurred in the ordinary course of business of obligations of Group Members in favor of suppliers, customers, contractors, lessees, tenants, department stores and other major retailers, outparcel purchasers, mechanics, franchisees and licensees of any such Controlled Group Member and any other such obligations, in each case entered into in the ordinary course of business, which (i) are in an outstanding amount not exceeding $10,000,000 individually or $20,000,000 in the aggregate outstanding at any time or (ii) have been approved by the Administrative Agent; provided, that Administrative Agent shall not withhold such approval unless it determines in its reasonable discretion that any such obligation has a negative impact on the value of the Company and its Subsidiaries taken as a whole;

          (e)     Indebtedness described on Schedule 6.1, but, in the case of Indebtedness for borrowed money, not any extensions, renewals or replacements of such Indebtedness except:

          (i)     (X) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and

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(Y) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended;

provided, such Indebtedness permitted under the immediately preceding subclause (i) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced (other than a newly formed obligor for the purposes of such refinancing), (B) be priced above that permitted by (as applicable) the Approved Budget or prevailing market rates, (C) have recourse to the Credit Parties, except as permitted by Administrative Agent or customary recourse carve-outs or to the extent the Indebtedness refinanced was recourse to the Credit Parties, (D) be secured by additional collateral, (E) be materially adverse to the Lenders, (F) restrict the Capital Stock of the borrower of such Indebtedness, or the Capital Stock of any Person that directly or indirectly owns Capital Stock of such Borrower, to be pledged as Collateral for the Obligations (except to the extent that the Administrative Agent consents to any such restriction), or (G) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom.

          (f)     Refinancing of any Indebtedness so long as (i) the loan to value ratio in connection with such refinancing does not exceed 65% after giving effect to such refinancing, (ii) the net cash proceeds of such refinancing (in excess of the amounts applied to repay the Indebtedness being refinanced) are applied to prepay the Loans in accordance with Section 2.10(d), and (iii) the terms of such refinancing are consistent with prevailing market terms and market pricing;

          (g)     [Intentionally Omitted];

          (h)     [Intentionally Omitted];

               (i)     Indebtedness arising under (i) any letters of credit and/or performance bonds existing on the Closing Date, including renewals, extensions and replacements thereof and (ii) letters of credit and/or performance bonds required to be provided in the ordinary course of business to support expenditures permitted under the Approved Budget; provided, that such letters of credit and/or performance bonds (or any backstop letters of credit with respect thereto) shall have been cash collateralized in compliance with Section 5.20;

          (j)     Indebtedness consisting of obligations of any Controlled Group Member to indemnify its directors and officers under its respective Organizational Documents or Contractual Obligations with directors and employees;

          (k)     Indebtedness arising under any Capital Stock purchase or redemption obligations which may arise pursuant to joint venture agreements in effect on the Closing Date;

          (l)     [Intentionally Omitted];

          (m)     Indebtedness arising under, and guarantees of, Capital Leases of FoodBrand; existing on the Closing Date; and

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          (n)     other Indebtedness incurred after the Closing Date (including Indebtedness arising under, and guarantees of, Indebtedness of FoodBrand incurred after the Closing Date) in the principal amount outstanding at any time not exceeding $5,000,000 individually and $15,000,000 in the aggregate for all such Indebtedness.

     6.2     Liens. No Controlled Group Member shall directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Controlled Group Member, whether now owned or hereafter acquired, or any income or profits therefrom, or file or authorize the filing of, or permit to remain in effect, any effective financing statement or other similar notice of any Lien with respect to any such Property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except the following:

          (a)     Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

          (b)     Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

          (c)     Statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), and Liens of landlords on furniture, fixtures and equipment pursuant to customary Contractual Obligations consistent with past practice, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 60 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d)     Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (e)     Liens on Real Estate Assets which are not Material Real Estate Assets and which do not secure the payment of Specified Indebtedness, except Indebtedness permitted by Section 6.1;

          (f)     Permitted Leases (including memoranda thereof), and any recordation thereof;

          (g)     purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

          (h)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (i)     With respect to any Material Real Estate Assets: (i) easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar Liens,

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charges or encumbrances on such Material Real Estate Assets, (ii) zoning and land use restrictions controlling or regulating the use of such Material Real Estate Assets and encumbrances created pursuant thereto or in compliance therewith, and (iii) restrictions, conditions, limitations or other restraints on alienation with respect to such Real Estate Assets which do not conflict with or result in the breach of any provision hereof, which in each case (x) do not secure the payment of Specified Indebtedness and (y) do not, and could not reasonably be expected to (A) impair materially the value of the Borrowing Base Collateral taken as a whole or (B) result in a Material Adverse Change;

          (j)     Liens (i) described in Schedule 6.2 or (ii) on a title report delivered pursuant to Section 3.1(h) of the Original Agreement or Section 5.12;

          (k)     Liens on cash collateral to secure letters of credit issued for the account of Controlled Group Members to the extent such letters of credit are permitted by Section 6.1(i) and the deposit of such cash collateral with the issuer thereof is permitted by Section 5.20;

          (l)     Liens resulting from any judgment, writ or warrant of attachment or similar process and not constituting an Event of Default;

          (m)    Liens incurred in connection with Indebtedness permitted to be incurred by (i) Sections 6.1(b) (to the extent required by Section 6.1)), (e) and (f) and which (in the case of Liens pursuant to 6.1(f) only), shall be on terms and conditions and subject to intercreditor arrangements, acceptable to Administrative Agent which provide for the subordination of such Liens to the Liens securing the Obligations, and (ii) Sections 6.1 (g) and (n);

          (n)     Liens constituting Capital Leases permitted by Section 6.1(m); provided, that any such Lien shall extend only to the asset leased in connection with the incurrence of such Indebtedness;

          (o)     Liens on property of any Controlled Group Member which is not a Credit Party; provided, that in the case of Liens securing Indebtedness for borrowed money of such Person, only to the extent such Indebtedness is permitted by Section 6.1;

          (p)     Licenses of intellectual property in the ordinary course of business; and

          (q)     Liens securing Indebtedness permitted under Section 6.1(f) provided that such Liens do not extend to any additional assets not encumbered by the Indebtedness being refinanced.

     6.3     Equitable Lien. If any Credit Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

     6.4     No Further Negative Pledges. Except with respect to (a) Property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or the Merger Agreement and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, development agreements, management agreements, reciprocal easement agreements and other agreements not relating to Indebtedness for borrowed money in effect on the Closing Date or entered into in the ordinary course of business; provided that such restrictions are limited to (i) the

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Property or assets secured by such Liens or to be sold pursuant to the applicable permitted Asset Sale or the Merger Agreement, (ii) Capital Stock of any Group Member to the extent in effect on the Closing Date (or as otherwise approved by Administrative Agent) or (iii) the Property or assets subject to the agreements described in clause (b) above, as the case may be, no Controlled Group Member shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.5     Restricted Payments. No Credit Party or any Controlled Group Member through any manner or means or through any other Person shall, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment (including any REIT Distributions) except (i) to the extent expressly required by Section 5.15 or Section 5.17, (ii) to the extent expressly permitted pursuant to Section 5.20 or (iii) the payment of the Parent Subordinated Indebtedness to the extent permitted under the applicable subordination provisions contained therein; provided that no Restricted Payment shall be made if, at the time of declaration or payment thereof, a Default or Event of Default has occurred which is continuing or could reasonably be expected to result therefrom. The parties hereto acknowledge and agree that the provisions of this Section 6.5 shall not be construed in a manner that alters the rights and obligations of any parties under the subordination provisions of the Parent Subordinated Indebtedness.

     6.6     Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Controlled Group Member to (a) pay dividends or make any other distributions on any of Capital Stock owned by any Controlled Group Member, (b) repay or prepay any Indebtedness owed by such Controlled Group Member or (c) make loans or advances to any Controlled Group Member, except (i) by reason of customary provisions restricting dividends, distributions, investments, assignments, subletting or other transfers contained in leases, licenses, easements, loan agreements, mortgages, indentures, joint venture agreements, management agreements, development agreements and similar agreements in effect on the Closing Date (without giving effect to any encumbrances or restrictions imposed by any subsequent amendment thereto) or otherwise entered into or (solely to the extent permitted hereunder) amended on or after the Closing Date in the ordinary course of business with the consent of Administrative Agent, and (ii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any Property, assets or Capital Stock not otherwise prohibited under this Agreement.

     6.7     Investments. No Credit Party shall, nor shall it permit any Controlled Group Member, directly or indirectly, to make or permit to exist any Investment following the Closing Date in any Person, except:

          (a)     Investments in Cash and Cash Equivalents;

          (b)    equity Investments in Subsidiaries and Minority Holdings owned as of the Amendment Effective Date;

          (c)     Investments existing on the Amendment Effective Date;

          (d)     Investments in Borrower and in any Subsidiary Guarantor;

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     (e)     Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Parent and its Subsidiaries;

     (f)     Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

     (g)     Investments in Subsidiaries and Minority Holdings to the extent necessary or reasonably required to facilitate payment of expenditures permitted by Section 5.20; provided that, unless restricted by any Contractual Obligation, such Investment shall be in the form of intercompany loans satisfying the requirements set forth in Section 6.1(b)(ii) and the Collateral Documents with respect to the execution and delivery of promissory notes;

    (h)     Investments constituting non-cash consideration for Asset Sales permitted by Section 6.9, in each case to the extent non-cash consideration is permitted in connection with such Asset Sale by Section 6.9;

     (i) Investments constituting Contingent Obligations permitted pursuant to the Section 6.1(d); and

     (j) the creation of new Subsidiaries with nominal capitalization in connection with an Asset Sale or other disposition permitted hereunder, an M&A Transaction, a refinancing permitted pursuant to Section 6.1, the delivery of additional collateral as contemplated by this Agreement, or generally for tax structuring purposes; provided, that Borrower shall have given Administrative Agent prompt written notice (and in any event within 10 days) of the creation of any such Subsidiary.

     Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.5.

     6.8     Financial Covenants. The Credit Parties shall ensure that, as of the last day of any month:

          (a)     Coverage Ratio. the Coverage Ratio shall not be less than 0.70 to 1.00;

          (b)     LTV Ratio. the LTV Ratio shall not be greater than 85%;

          (c)     Secured LTV Ratio. the Secured LTV Ratio shall not be greater than 65%; and

          (d)     Net Worth. the Net Worth shall not be less than $1,000,000,000.

     6.9     Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or Property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

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          (a)     (i) any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, Property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor; provided, in the case of such a merger, Borrower or such Guarantor, as applicable shall be the continuing or surviving Person; (ii) any Controlled Group Member may be merged with or into Borrower or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, Property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor; and (iii) any Group Member that is not a Credit Party may be merged with or into any other Group Member that is not a Credit Party;

          (b)     disposals of obsolete, worn out or surplus Property;

          (c)     [Intentionally Omitted];

          (d)     Investments made in accordance with Section 6.7(a) and other Investments permitted pursuant to Section 5.20;

          (e)     Permitted Leases;

          (f)     Scheduled Dispositions described on Schedule 6.9 provided that the Net Asset Sale Proceeds therefrom are applied in accordance with Section 2.10(a);

          (g)     [Intentionally Omitted];

          (h)     Asset Sales pursuant to “buy-sell,” “put-call” or similar arrangements in joint venture agreements in effect on the date hereof;

          (i)     reciprocal easement agreements existing as of the Closing Date or entered into in connection with Permitted Leases, Development Assets and Redevelopment Assets; provided, that such easements constitute Permitted Liens;

          (j)     [Intentionally Omitted];

          (k)     Asset Sales in the ordinary course (including out parcel sales) for a purchase price (minus the amount of transaction expenses directly incurred by a Controlled Group Member in connection with such Asset Sales) not exceeding $10,000,000 individually or $30,000,000 in the aggregate; or

          (l)     Licenses of intellectual property in the ordinary course of business on arms’ length terms.

     6.10     No Speculative Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, engage in any speculative transaction involving Interest Rate Agreements or Currency Agreements or in any transaction involving Hedge Agreements for the sole purpose of non-speculative hedging in the normal course of business or to the extent required pursuant to the terms of any Indebtedness of any Group Member.

     6.11     Sales and Lease-Backs. Except as permitted pursuant to Section 5.20 and on terms acceptable to Administrative Agent, no Credit Party shall, nor shall it permit any of its Subsidiaries or

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Controlled Minority Holdings, directly or indirectly, to become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any Property, whether now owned or hereafter acquired, which such Credit Party (a) following the Closing Date, has sold or transferred or is to sell or to transfer to any other Person (other than a Credit Party), or (b) intends to use for substantially the same purpose as any other Property which has been or is to be sold or transferred by such Credit Party to any Person (other than a Credit Party), in connection with such lease.

     6.12     Transactions with Shareholders and Affiliates. Except as permitted pursuant to Section 5.20 and pursuant to Contractual Obligations (i) in effect on (and disclosed to the Administrative Agent prior to) the Amendment Effective Date or (ii) otherwise on terms reasonably acceptable to Administrative Agent, no Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings, directly or indirectly, to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of a Controlled Group Member, that is not a Credit Party or Controlled Group Member, on terms that are less favorable to such other Controlled Group Member, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate.

     6.13     Conduct of Business. From and after the Amendment Effective Date, no Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, engage in any business other than the businesses engaged in by the Controlled Group Members on the Amendment Effective Date and similar or related businesses.

     6.14     Permitted Activities of Parent and Exempt Subsidiaries.

          (a)     Parent shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever (other than (x) Capital Stock issued and outstanding as of the Amendment Effective Date and any other Capital Stock that is not mandatorily redeemable at any time (y) the Parent Subordinated Indebtedness, and (z) liabilities associated with employment of officers, directors and employees of Parent); (ii) create or suffer to exist any Lien upon any Property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (iii) engage in any business or activity or own any assets other than (A) holding Capital Stock of Borrower and each of its qualified REIT Subsidiaries or any Subsidiaries, (B) performing its obligations and activities incidental thereto under the Credit Documents, its Organizational Documents, and other Contractual Obligations existing as of the Amendment Effective Date or in connection with an M&A Transaction and (C) making Restricted Payments and Investments solely to the extent permitted by this Agreement; (iv) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries or Minority Holdings except as permitted by the Credit Documents; (vi) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrower; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

          (b)     No Exempt Subsidiary shall (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever; (ii) create or suffer to exist any Lien upon any Property or assets now owned or hereafter acquired by it; (iii) engage in any business or activity or own any assets other than holding Capital Stock of other Group Members owned on the Amendment Effective Date or (iv) at any time receive or hold any Cash, Cash Equivalents or other Property (other than as provided in clause (iii) above) or maintain any deposit accounts or other accounts.

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     6.15 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to change its Fiscal Year-end from December 31.

     6.16 Changes to Constituent Documents. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, change its capital structure (including in the terms of its outstanding Capital Stock) or, without the prior written approval of Administrative Agent, otherwise amend its Constituent Documents or any joint venture agreements, except for changes and amendments, in each case, that do not materially and adversely affect the rights and privileges Parent or any Subsidiary of Parent and do not materially adversely affect the interests of the Secured Parties under the Loan Documents (including any adverse affect on the ability of any Controlled Group Member to make distributions of income and other amounts pursuant to Section 5.17) or in the Collateral.

     6.17 Development and Redevelopment Project. No Controlled Group Member shall directly or indirectly enter into, incur, guaranty or otherwise become or remain directly or indirectly liable pursuant to any Contractual Obligation for any future development or redevelopment projects, other than those development or redevelopment projects that are set forth on Schedules VI, VII and/or 4.15; provided, that the foregoing shall not restrict a Controlled Group Member from entering into non-binding letters of interest or intent and undertaking feasibility studies with respect to, or otherwise investigating, future development or redevelopment projects disclosed to the Administrative Agent from time to time and to the extent any expenditure in connection therewith is permitted by Section 5.20.

     6.18 Amendments or Waivers of with respect to Subordinated Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Parent Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on the Parent Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of the Parent Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional material rights on the holders of the Parent Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Lender.

SECTION 7.     GUARANTY

     7.1     Guaranty of the Obligations. Subject to the provisions of Sections 7.2 and 7.13, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

     7.2     Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its

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Fair Share as of such date, such Funding Guarantor shall be entitled, subject to the limitations contained in Section 7.13, to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3     Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

     7.4     Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a)     this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

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     (b)     subject to Section 8.2, Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default;

     (c)     the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

     (d)     payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

     (e)     any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

     (f)     this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any

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Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5     Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any Property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent

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to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6     Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby agrees not to enforce or exercise any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7     Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8     Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     7.9     Authority of Guarantors or Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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     7.10     Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Secured Party.

     7.11     Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b)     Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

          (c)     In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12     Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged

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and released without any further action by any Secured Party or any other Person effective as of the time of such Asset Sale.

     7.13     Guaranty Limitation. The guaranty obligations pursuant to Section 7.1 of each of the Limited Guarantors shall be limited to an amount equal to the aggregate amount of loans and investments made from time to time by the Credit Parties (directly or indirectly) to the Limited Guarantors for the payment of acquisition, development and construction costs of the “Phase I Project” (as defined in and permitted by the Chicago Redevelopment Agreement); provided that, if the applicable restrictions in the Chicago Development Agreement shall at any time cease to apply, the limitation in this Section 7.13 shall be of no further effect.

SECTION 8.     EVENTS OF DEFAULT

     8.1     Events of Default. If any one or more of the following conditions or events shall occur:

          (a)     Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, (ii) any interest on any Loan or (iii) any fee or any other amount due hereunder within five days after the date due; or

          (b)     Default under Other Agreements. (i) Failure by Borrower or any Controlled Group Member (other than an Immaterial Subsidiary) to pay when due any principal of or interest on or any other amount payable in respect of any Specified Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in a principal amount, individually or in the aggregate, of $50,000,000 or more, in each case beyond the grace period, if any, provided therefor; and (ii) breach or default (other than Existing Agreed Defaults) by any Controlled Group Member (other than an Immaterial Subsidiary) with respect to any other material term of (1) one or more items of Specified Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Specified Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Specified Indebtedness (or a trustee on behalf of such holder or holders) to cause, Specified Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, however, that if any such Specified Indebtedness of any Controlled Group Member is non-recourse (excluding customary non-recourse carve-outs) to the Credit Parties then such Specified Indebtedness shall be excluded from the provisions of this Section 8.1(b) unless (1) either Borrower or Parent has (as of the Amendment Effective Date or at the time of default), in the aggregate, at least $50,000,000 of direct or indirect residual equity value (as reasonably determined by Administrative Agent consistent with the methodology used in preparing Schedule I) in the Controlled Group Member which has incurred such Indebtedness and (2) the default under such Specified Indebtedness is of the type described in clause (i) above or such Specified Indebtedness otherwise becomes or is declared by the holder or holders of such Specified Indebtedness (or a trustee on behalf of such holder or holders) to be due and payable (or mandatorily redeemable) prior to its stated maturity (including pursuant to any Existing Agreed Default); or

          (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Sections 2.3, 5.1(c), 5.1(f), 5.2(a), 5.7, 5.18 and 5.20 or Section 6; or

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          (d)     Breach of Representations, etc. Any representation, warranty, certification or other written statement made or deemed made by any Credit Party in any Credit Document or in any written statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

          (e)     Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived (w) in the case of defaults under Sections 5.1(a) and 5.17, within two Business Days, (x) in the case of defaults under Section 5.1(d), within three Business Days, (y) in the case of defaults under Sections 5.11 and 5.12, within fifteen days and (z) in all other cases, within thirty days, in each case after the earlier of (i) a Specified Officer of such Credit Party becoming aware of such default and (ii) receipt by Borrower of notice from Administrative Agent of such default; or

          (f)     Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i)     A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent, Borrower or any Controlled Group Member (other than any Immaterial Subsidiary), in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed within 60 days; or any other similar relief shall be granted under any applicable federal or state law; or

          (ii)     (a) an involuntary case shall be commenced against Parent, Borrower or any Controlled Group Member (other than any Immaterial Subsidiary), under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; (b) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent or any of its Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; (c) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent or any of its Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property; or (d) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent or any of its Subsidiaries; and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, stayed bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Parent, Borrower or any Controlled Group Member (other than any Immaterial Subsidiary), shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Parent or any of its Subsidiaries (other than any Immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent or any of its Subsidiaries (or any committee thereof) (other than any Immaterial Subsidiary)

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shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

          (h)     Judgments and Attachments. Any judgment, writ or warrant of attachment or similar process involving in one or more cases an amount in excess, individually or in the aggregate, of $30,000,000 or which could otherwise reasonably be expected to result in a Material Adverse Change (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not disclaimed coverage following receipt of a claim) shall be entered or filed against Parent, Borrower or any Controlled Group Member or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (i)     Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

          (j)     Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of Parent, Borrower or any Controlled Group Member or any of their respective ERISA Affiliates in excess of $30,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

          (k)     Material Adverse Change. There shall occur a Material Adverse Change; or

          (l)     Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect in all material respects (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral required to be perfected under the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; (B) all Commitments shall immediately terminate; and/or (C) Administrative Agent in its sole discretion may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

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     8.2     Standstill. Notwithstanding any other provision hereunder or under any other Credit Document, during the Standstill Period, no Agent or Lender shall take any Enforcement Action.

SECTION 9.     AGENTS

     9.1     Appointment of Agents.

          (a)     BAMI is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes BAMI to act as Syndication Agent in accordance with the terms hereof and the other Credit Documents. BAMI is hereby appointed Administrative Agent, Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes BAMI to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents and Borrower consents to such appointment. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 (other than Sections 9.7 and 9.8(b)) are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Group Members. Each of Syndication Agent and each Additional Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. None of BAMI, in its capacity as Syndication Agent, nor any Additional Agent shall have any obligations but shall be entitled to all benefits of this Section 9.

          (b)     Each Lender hereby acknowledges the appointment of BAMI as the Collateral Agent, and hereby authorizes such Collateral Agent to take such action as agent on its behalf and to exercise all rights, powers and remedies that such Collateral Agent may have under the Collateral Documents.

     9.2     Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

     9.3     General Immunity.

          (a)     No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party, and Lender or any person providing the Settlement Service to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby

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or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

          (b)     Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, including any Assignment Agreement or other communication issues by any Settlement Service, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Group Members), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) .

          (c)     Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender

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or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Nothing in this Section 9.3 is intended to relieve Administrative Agent from responsibility for any of its duties or obligations under this Agreement or any other Credit Document.

     9.4     Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Group Members or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Group Member for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5     Lenders’ Representations, Warranties and Acknowledgment.

          (a)     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Group Members in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and its Subsidiaries and the other Group Members. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

          (b)     Each Lender, by delivering its signature page to this Agreement, an Assignment or a joinder agreement and funding its Loan on the applicable Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Amendment Effective Date or as of the date of such Assignment or joinder agreement.

     9.6     Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall

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not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7 Successor Administrative Agent and Collateral Agent.

          (a)     Administrative Agent may (as a result of events or circumstances arising after the Closing Date) resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Supermajority Lenders.

          (b)     Upon any such notice of resignation or such removal, Requisite Lenders may propose for consideration by Borrower (absent, except during the continuance of an Event of Default, Borrower having proposed a successor Administrative Agent which is reasonably acceptable to Requisite Lenders) a successor Administrative Agent. Any such proposed successor Administrative Agent shall, with the consent of Borrower and Requisite Lenders, be appointed as successor Administrative Agent hereunder; provided, that such consent of Borrower (i) shall not be unreasonably withheld, (ii) may be conditioned upon Borrower and the successor Administrative Agent (upon its appointment as Administrative Agent) executing an amendment to this Agreement (which shall be binding on the parties hereto) that provides for certain approval rights of Administrative Agent set forth in this Agreement (as reasonably selected by Borrower) to become vested in the Requisite Lenders, and (iii) shall not be required to be obtained if an Event of Default has occurred.

          (c)     Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall (notwithstanding Section 9.7(d)) inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any resignation or removal of BAMI or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of BAMI or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

          (d)     If Administrative Agent resigns or is removed without the appointment of a successor Administrative Agent, the Requisite Lenders shall (until a successor Administrative Agent has been appointed in accordance with this Section 9.7) be deemed to be Administrative Agent for all purposes hereunder; provided, that until such time as a successor Administrative Agent has been so appointed, the resigning or removed Administrative Agent may in its capacity as Collateral Agent appoint a successor Collateral Agent for the purposes of holding the Collateral pursuant to the Credit Documents.

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     9.8     Collateral Documents and Guaranty.

          (a)     Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

          (b)     Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

     9.9     Collateral Matters Relating to Related Obligations. The benefit of the Credit Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Hedge Agreement or that is otherwise owed to Persons other than the Agents and the Lenders pursuant to this Agreement or any other Credit Document (collectively, “Related Obligations”) solely on the condition and understanding, as among the Agents and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Credit Documents and the Collateral to the extent expressly set forth in this Agreement and the other Credit Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but each Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Credit Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Credit Documents, by any Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans and other Obligations to it arising under this Agreement or the other Credit Documents, without

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any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Agents and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Credit Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 10.4 and then only to the extent such right is exercised in compliance with Section 2.13.

SECTION 10.     MISCELLANEOUS

     10.1     Notices.

          (a)     Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party or any Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

          (b)     Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     10.2     Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (after receipt of a request setting forth in reasonable detail the basis for any claim under this Section 10.2) (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the

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reasonable out-of-pocket costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any external auditors, accountants, consultants or external appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any outside appraisers, consultants, advisors and agents retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in the negotiation, preparation and execution of this Agreement , the other Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees (which shall be limited to the reasonable attorneys’ fees of (w) one primary counsel to the Agents, (x) one primary counsel to the Lenders, (y) special counsel to the Agents and the Lenders in each appropriate jurisdiction or specialty (as reasonably determined by Administrative Agent), and (z) in the event that the interests of any Lender or any group of Lenders (other than all the Lenders) are distinctly or disproportionately affected, one additional counsel for each such Lender or group of Lenders) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

     10.3     Indemnity.

          (a)     In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee (as determined by a final, non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

          (b)     To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and each of their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim

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therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith.

     10.4     Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized, subject to Section 8.2, by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

     10.5     Amendments and Waivers.

          (a)     Requisite Lenders’ Consent. Subject to Sections 9.7(b), 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

          (b)     Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

          (i)     extend the scheduled final maturity of any Loan or Note;

          (ii)     waive, reduce or (except as permitted pursuant to clause (i) above) postpone any scheduled repayment (but not any mandatory prepayment);

          (iii)     reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6);

          (iv)     extend the time for payment of any such interest or fees;

          (v)     reduce the principal amount of any Loan;

          (vi)    amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

          (vii)     amend the definition of “Requisite Lenders” or “Pro Rata Share”;

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               (viii)     release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

               (ix)     consent to the assignment or transfer by Borrower of any of its rights and obligations under any Credit Document.

          (c)     Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

          (d)     Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 or Section 9.7(b) shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6     Successors and Assigns; Participations.

          (a)     Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)     Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of (x) a written or electronic confirmation of an assignment issued by a Settlement Service pursuant to Section 10.6(d) (a “Settlement Confirmation”) or (y) an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 10.6(d) . Each assignment shall be recorded in the Register on the Business Day the Settlement Confirmation or Assignment Agreement is received by Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement or Settlement Confirmation shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

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          (c)     Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan, provided, further, that notwithstanding any assignment of all or a portion of its Commitment, BAMI shall remain obligated to fund the Revolving Loans under such Commitment in accordance with the terms hereof):

               (i)     to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent; and

               (ii)     to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent; provided, further, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Loan of the assigning Lender).

          (d)     Mechanics. Assignments of Loans by Lenders may be made via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). Each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 10.6 (including the requirements of Section 10.6(i)) . Each assignor Lender and proposed assignee shall comply with the requirements of the Settlement Service in connection with effecting any transfer of Loans pursuant to the Settlement Service. Administrative Agent’s and Borrower’s consent shall be deemed to have been granted pursuant to Section 10.6(c)(ii) with respect to any transfer effected through the Settlement Service. Subject to the other requirements of this Section 10.6, assignments and assumptions of Loans may also be effected by manual execution delivery to Administrative Agent of an Assignment Agreement with the prior written consent of Administrative Agent (such consent not to be unreasonably withheld or delayed). Initially, assignments and assumptions of Loans shall be effected by such manual execution until Administrative Agent notifies Lenders to the contrary. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(c) . Notwithstanding anything herein or in any Assignment Agreement to the contrary and (i) unless notice to the contrary is delivered to the Lenders from Administrative Agent or (ii) so long as no Event of Default has occurred and is continuing, payment to the assignor by the assignee in respect of the settlement of an assignment of any Loan shall include such compensation to the assignor as may be agreed upon by the assignor and the assignee with respect to all unpaid interest which has accrued on such Loan to but excluding the Assignment Effective Date. On and after the applicable Assignment Effective Date, the applicable assignee shall be entitled to receive all interest paid or payable with respect to the assigned Loan, whether such interest accrued before or after the applicable Assignment Effective Date.

          (e)     Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be and (iii) it will make or invest in,

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as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

          (f)     Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

          (g)     Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Group Member or any of their Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.16 as though it were a Lender. To the extent permitted by law, each

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participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender agrees that in connection with any participation it will not provide Nonpublic Information to any participant or potential participant unless such Person agrees to be bound by the confidentiality provisions hereof, to be subject to the terms of Section 10.6(i) and represents and warrants to such Lender (without such Lender assuming any liability with respect the accuracy of such representation and warranty) that it is not and will not, directly or indirectly through any Affiliate or other Person be a purchaser in any M&A Transaction; provided, that Borrower shall be a third party beneficiary of the representations and warranties made by any such participant or potential participant as described in this sentence.

          (h)     Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          (i)     Prospective Lenders and Assignees. Administrative Agent shall require (except to the extent otherwise approved by Borrower in its reasonable discretion) that any prospective Lender or Eligible Assignee (A) agrees to be bound by the confidentiality provisions hereof and (B) either (i) represents to Borrower that it is not and will not, directly or indirectly through any Affiliate or other Person be a purchaser in any M&A Transaction or (ii) agrees that it will not receive any material Nonpublic Information with respect to Parent or its Subsidiaries; provided, however, that none of the Arranger, Administrative Agent or any other Agent or the Lenders (other than such prospective Lender or Eligible Assignee making such representation) shall assume any obligation or liability with respect thereto.

     10.7     Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8     Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination of this Agreement.

     10.9     No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit

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Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10     Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11     Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12     Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13     Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.14     APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.15     CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT

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REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.16     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17     Confidentiality. Each Lender shall hold all Nonpublic Information regarding Parent, its Subsidiaries and its other Affiliates and their respective businesses in accordance with such Lender’s customary procedures for handling confidential information of such nature and in accordance with prudent lending and investment practice for this type of transaction, it being understood and agreed by Borrower that, in any event, a Lender may make (a) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other Person authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), provided, that any Nonpublic Information received by any such Person regarding Parent or its Subsidiaries (including, without limitation, with respect to any non-public communication regarding any proposed amendment, waiver or consent or other Nonpublic Information under this Agreement) shall be used by such person solely in its capacity as a Lender (or in the case of any such Affiliate, agent, advisor or other Person, solely for the purposes specified in this clause (a)) and shall not be used in any other capacity whatsoever, including, without limitation, in relation to any proposed M&A Transaction; (b) subject to Section 10.6(g) and (i), disclosures of such information reasonably required by

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any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (c) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (d) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or other applicable self-regulatory organizations or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such Nonpublic Information prior to disclosure of such information.

     In no event shall any Lender be obligated or required to return any materials furnished by Borrower; provided, however, each offeree shall be required to agree that if it does not become a transferee it shall return all materials furnished to it by Borrower or any Lender in connection with this Agreement. This Section 10.17 and any and all confidentiality agreements entered into between any Lender and Borrower shall survive the execution of this Agreement.

     10.18     Exercise of Administrative Agent’s Discretion. With respect to any matter set forth in this Agreement requiring the approval or consent of, or conferring a request right upon, Administrative Agent, Administrative Agent shall exercise such approval, consent or request right in a commercially reasonable manner, unless another standard is expressly provided for hereunder with respect thereto; provided, however, that Borrower shall be the sole beneficiaries of, and shall be the only Persons entitle to enforce, this Section 10.18.

     10.19     Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

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     10.20     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     10.21     Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     10.22     Entire Agreement. This Agreement, together with all of the other Credit Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Credit Document, the terms of this Agreement shall govern.

     10.23     Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

     10.24     Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank]

98

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE MILLS LIMITED PARTNERSHIP,
By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

THE MILLS CORPORATION

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

MILLSSERVICES CORP.

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Authorized Signatory
MANAGEMENT ASSOCIATES LIMITED PARTNERSHIP

By:	MILLS MANAGEMENT L.L.C., its General Partner

By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

BLOCK 37, L.L.C.
[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

BLOCK 37 OFFICE, L.L.C.
By:	MILLSSERVICES CORP., its Manager

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Authorized Signatory

108 NORTH STATE STREET II, L.L.C.
By:	MILLSSERVICES CORP., its Manager

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Authorized Signatory

BLOCK 37 RESIDUAL, L.L.C.
By:	MILLSSERVICES CORP., its Manager

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

BROWARD MALL INVESTORS, L.P.
By:	MILLS HOLDINGS INVESTORS II GP, L.L.C.,its General Partner

By:	MILLS HOLDINGS II, L.P., its Manager
By:	THE MILLS LIMITED PARTNERSHIP, its General Partner

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

DOVER COMMONS INVESTORS, L.P.
By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C.,its General Partner

By:	MILLS CF HOLDINGS, L.P., its Manager
By:	THE MILLS LIMITED PARTNERSHIP, its General Partner

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

DOVER MALL INVESTORS, L.P.
By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C., its General Partner

By:	MILLS CF HOLDINGS, L.P., its Manager
By:	THE MILLS LIMITED PARTNERSHIP, its General Partner

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

MEADOWLANDS MILLS, L.L.C.
By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its sole General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

KATY MILLS, L.L.C.
By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its sole General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

MILLS SUPER-REGIONAL MALLS GP, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its sole General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

MAINSTREET RETAIL LIMITED
PARTNERSHIP

By:	MILLS MANAGEMENT L.L.C., its General Partner

By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its sole General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

ESPLANADE MALL INVESTORS, L.P.

By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C.,its General Partner

By:	MILLS CF HOLDINGS, L.P., its Manager

By:	THE MILLS LIMITED PARTNERSHIP, its General Partner

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

NORTHPARK MALL INVESTORS, L.P.
By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C.,its General Partner

By:	MILLS CF HOLDINGS, L.P., its Manager
By:	THE MILLS LIMITED PARTNERSHIP, its General Partner

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

WHITE PLAINS GALLERIA INVESTORS, L.P.
By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C., its General Partner

By:	MILLS CF HOLDINGS, L.P., its Manager
By:	THE MILLS LIMITED PARTNERSHIP, its General Partner

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

CINCINNATI MILLS, L.L.C.
By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

DEL AMO MILLS L.L.C.
By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

MILLS GLOBAL II, L.L.C.
By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

MILLS ONTARIO ACQUISITIONS, L.L.C.
By:	THE MILLS LIMITED PARTNERSHIP, its Manager

By:	THE MILLS CORPORATION, its General Partner

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer and President

VAUGHAN MILLS ADVISORY SERVICES, INC.

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

BROOKFIELD ASSET MANAGEMENT INC.
as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent and a Lender

By: /s/ Barry Blattman
Barry Blattman
Authorized Signatory

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

APPENDIX A
TO CREDIT AND GUARANTY AGREEMENT

Commitments

Lender	Commitment	Pro
		Rata Share

Brookfield Asset Management Inc.	$500,000,000	100%
___________________________	___________________________	____________
Total		100%

APPENDIX A-1

APPENDIX B
TO CREDIT AND GUARANTY AGREEMENT
Notice Addresses

THE MILLS LIMITED PARTNERSHIP, THE MILLS CORPORATION AND EACH OTHER
GUARANTOR:

c/o The Mills Corporation
5425 Wisconsin Avenue, Suite 500
Chevy Chase, Maryland 20815
Attention: General Counsel
Telecopier:

BROOKFIELD ASSET MANAGEMENT INC.,
as Administrative Agent, Collateral Agent, Lead Arranger, Syndication Agent and Lender

Brookfield Asset Management Inc.
BCE Place, Bay/Wellington Tower
181 Bay Street, Suite 300
Toronto, Ontario
CANADA M5J 2T3
Fax: (416) 363-0061
Attention: Cyrus Madon

with a copy (which will not constitute notice) to:
Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Fax: (212) 839-5599 Attention: Scott M. Freeman

APPENDIX B-i

APPENDIX B-ii

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